                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Auditors

Shareholders and Board of Directors
BankAmerica Corporation

We have audited the accompanying consolidated balance sheet of BankAmerica Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of BankAmerica Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BankAmerica Corporation and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




/s/ ERNST & YOUNG LLP
- ------------------------------
Ernst & Young LLP

San Francisco, California
January 20, 1998

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BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
                      CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

BankAmerica Corporation and Subsidiaries                                                           Year Ended December 31
(dollar amounts in millions, except per share data)                                       1997               1996               1995
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans, including fees                                                                  $13,872            $13,363            $12,707
Interest-bearing deposits in banks                                                         415                453                466
Federal funds sold                                                                          41                 29                 32
Securities purchased under resale agreements                                               776                653                618
Trading account assets                                                                   1,230              1,001                741
Available-for-sale and held-to-maturity securities                                       1,123              1,160              1,276
------------------------------------------------------------------------------------------------------------------------------------
  Total interest income                                                                 17,457             16,659             15,840

INTEREST EXPENSE
Deposits                                                                                 5,793              5,359              4,923
Federal funds purchased                                                                     64                 79                131
Securities sold under repurchase agreements                                                810                695                581
Other short-term borrowings                                                              1,099                883                630
Long-term debt                                                                           1,022              1,056              1,113
------------------------------------------------------------------------------------------------------------------------------------
  Total interest expense                                                                 8,788              8,072              7,378

  Net interest income                                                                    8,669              8,587              8,462

Provision for credit losses                                                                950                885                440
------------------------------------------------------------------------------------------------------------------------------------
  Net interest income after provision for credit losses                                  7,719              7,702              8,022

NONINTEREST INCOME
Deposit account fees                                                                     1,447              1,399              1,303
Credit and other card fees                                                                 378                355                315
Trust fees                                                                                 255                229                300
Other fees and commissions                                                               1,781              1,383              1,269
Trading income                                                                             692                630                527
Private equity investment activities                                                       510                427                337
Net gain on sales of loans                                                                 249                 89                 24
Net gain on sales of subsidiaries and operations                                           213                180                 25
Net gain on available-for-sale securities                                                  116                 61                 34
Gain on issuance of subsidiary's stock                                                      --                147                 --
Other income                                                                               487                512                412
------------------------------------------------------------------------------------------------------------------------------------
  Total noninterest income                                                               6,128              5,412              4,546

NONINTEREST EXPENSE
Salaries                                                                                 3,572              3,291              3,309
Employee benefits                                                                          708                773                718
Occupancy                                                                                  753                757                738
Equipment                                                                                  725                702                663
Professional services                                                                      398                344                313
Communications                                                                             379                363                359
Amortization of intangibles                                                                358                373                428
Regulatory fees and related expenses                                                        29                123                176
Restructuring charge                                                                        --                280                 --
Other expense                                                                            1,599              1,335              1,297
------------------------------------------------------------------------------------------------------------------------------------
  Total noninterest expense                                                              8,521              8,341              8,001

  Income before income taxes                                                             5,326              4,773              4,567

Provision for income taxes                                                               2,116              1,900              1,903
------------------------------------------------------------------------------------------------------------------------------------
    Net Income                                                                         $ 3,210            $ 2,873            $ 2,664

Net income applicable to common stock                                                  $ 3,110            $ 2,688            $ 2,437
Earnings per common share                                                                 4.45               3.72               3.28
Diluted earnings per common share                                                         4.32               3.65               3.24
Dividends declared per common share                                                       1.22               1.08               0.92

------------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                           CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

BankAmerica Corporation and Subsidiaries                                                                           December 31
(dollar amounts in millions)                                                                                 1997              1996
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                                                 $  14,280         $  16,223
Interest-bearing deposits in banks                                                                          5,862             5,708
Federal funds sold                                                                                            105               134
Securities purchased under resale agreements                                                                9,774             7,275
Trading account assets                                                                                     15,551            12,205
Available-for-sale securities                                                                              12,786            12,113
Held-to-maturity securities (market value: 1997 - $3,744; 1996 - $3,920)                                    3,667             4,138

Loans                                                                                                     167,111           165,415
Less: Allowance for credit losses                                                                           3,500             3,523
------------------------------------------------------------------------------------------------------------------------------------
  Net loans                                                                                               163,611           161,892

Customers' acceptance liability                                                                             3,561             2,861
Accrued interest receivable                                                                                 1,570             1,441
Goodwill, net                                                                                               3,822             3,938
Identifiable intangibles, net                                                                               1,374             1,616
Unrealized gains on off-balance-sheet instruments                                                          10,929             7,682
Premises and equipment, net                                                                                 3,880             3,987
Other assets                                                                                                9,387             9,540
------------------------------------------------------------------------------------------------------------------------------------
    Total Assets                                                                                        $ 260,159         $ 250,753

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits in domestic offices:
  Interest-bearing                                                                                      $  94,495         $  84,133
  Noninterest-bearing                                                                                      33,704            39,694
Deposits in foreign offices:
  Interest-bearing                                                                                         42,326            42,732
  Noninterest-bearing                                                                                       1,512             1,456
------------------------------------------------------------------------------------------------------------------------------------
  Total deposits                                                                                          172,037           168,015

Federal funds purchased                                                                                     3,751             2,176
Securities sold under repurchase agreements                                                                11,159             7,644
Other short-term borrowings                                                                                15,702            17,566
Acceptances outstanding                                                                                     3,563             2,861
Accrued interest payable                                                                                      978               879
Unrealized losses on off-balance-sheet instruments                                                         10,502             7,633
Other liabilities                                                                                           6,835             6,004
Long-term debt                                                                                             13,922            15,785
------------------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                                                                       238,449           228,563

Corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the
  corporation (trust preferred securities)                                                                  1,873             1,477

STOCKHOLDERS' EQUITY
Preferred stock                                                                                               614             2,242
Common stock, par value $1.5625 (authorized: 1997 and 1996 - 1,400,000,000 shares;
  issued: 1997 - 774,697,520 shares; 1996 - 774,592,574 shares)                                             1,210               605
Additional paid-in capital                                                                                  7,974             8,467
Retained earnings                                                                                          13,726            11,500
Net unrealized gain on available-for-sale securities                                                          137                32
Common stock in treasury, at cost (1997 - 86,640,661 shares; 1996 - 64,058,784 shares)                     (3,824)           (2,133)
------------------------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                                                                               19,837            20,713

    Total Liabilities and Stockholders' Equity                                                          $ 260,159         $ 250,753

------------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                      CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

BankAmerica Corporation and Subsidiaries                                                             Year Ended December 31
(in millions)                                                                                    1997         1996         1995
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                                      $ 3,210     $  2,873     $  2,664
Adjustments to net income to arrive at net cash provided (used) by operating activities:
     Provision for credit losses                                                                    950          885          440
     Net gain on sales of loans and subsidiaries and operations                                    (462)        (269)         (49)
     Depreciation and amortization                                                                  870          896          879
     Provision for deferred income taxes                                                            694          605          268
     Change in assets and liabilities net of effects from acquisitions and pending dispositions:
      (Increase) decrease in accrued interest receivable                                           (129)          17           (9)
      Increase in accrued interest payable                                                           99           31           17
      Increase in trading account assets                                                         (3,346)      (2,689)      (2,685)
      Increase (decrease) in current income taxes payable                                           375          (29)         265
     Deferred fees received from lending activities                                                 170          240          142
     Increase in loans held for sale                                                             (1,145)        (622)        (880)
     Other, net                                                                                    (265)      (2,981)       1,683
---------------------------------------------------------------------------------------------------------------------------------
     Net cash provided (used) by operating activities                                             1,021       (1,043)       2,735

CASH FLOWS FROM INVESTING ACTIVITIES
Activity in available-for-sale securities:
     Sales proceeds                                                                               1,968        1,985        2,509
     Maturities, prepayments, and calls                                                           4,992        5,805        5,722
     Purchases                                                                                   (7,400)      (7,661)      (7,416)
Activity in held-to-maturity securities:
     Maturities, prepayments, and calls                                                             911        1,111        2,514
     Purchases                                                                                     (442)        (632)        (976)
Proceeds from loan sales and securitizations                                                      9,834        5,776        1,982
Purchases of loans                                                                                 (690)      (2,555)      (1,711)
Purchases of premises and equipment                                                                (663)        (665)        (649)
Proceeds from sales of other real estate owned                                                      330          432          525
Acquisitions, net of cash acquired                                                                 (100)          --           --
Net cash provided (used) by:
     Loan originations and principal collections                                                (11,186)     (15,269)     (14,429)
     Interest-bearing deposits in banks                                                              26           53          472
     Federal funds sold                                                                              29          587          (81)
     Securities purchased under resale agreements                                                (2,499)      (2,313)         297
Other, net                                                                                           80          542          138
---------------------------------------------------------------------------------------------------------------------------------
     Net cash used by investing activities                                                       (4,810)     (12,804)     (11,103)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                                                          1,690        3,719        2,588
Principal payments and retirements of long-term debt and subordinated capital notes              (3,139)      (2,965)      (2,652)
Net proceeds from issuance of trust preferred securities                                            396        1,477           --
Proceeds from issuance of common stock                                                               --           83          151
Proceeds from issuance of treasury stock                                                            223           99           --
Preferred stock redeemed                                                                         (1,628)        (391)        (206)
Treasury stock purchased                                                                         (2,039)      (1,333)        (926)
Common stock dividends                                                                             (853)        (780)        (684)
Preferred stock dividends                                                                          (100)        (185)        (227)
Net cash provided (used) by:
     Deposits                                                                                     4,022        7,580        6,100
     Federal funds purchased                                                                      1,575       (2,984)       1,877
     Securities sold under repurchase agreements                                                  3,515        1,261          878
     Other short-term borrowings                                                                 (1,864)       9,939        2,282
Other, net                                                                                          (54)         216          (87)
---------------------------------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                                                    1,744       15,736        9,094
Effect of exchange rate changes on cash and due from banks                                          102           22            8
---------------------------------------------------------------------------------------------------------------------------------
     Net increase (decrease) in cash and due from banks                                          (1,943)       1,911          734
Cash and due from banks at beginning of year                                                     16,223       14,312       13,578
---------------------------------------------------------------------------------------------------------------------------------
      Cash and Due from Banks at End of Year                                                    $14,280      $16,223      $14,312

---------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------

BankAmerica Corporation and Subsidiaries                                                                Year Ended December 31
(in millions)                                                                                       1997         1996        1995
-----------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK
Balance, beginning of year                                                                       $  2,242     $  2,623     $  3,068
Preferred stock redeemed                                                                           (1,628)        (381)        (197)
Convertible preferred stock converted to common stock                                                  --           --         (248)
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of year                                                                               614        2,242        2,623

COMMON STOCK
Balance, beginning of year                                                                            605          602          581
Common stock issued                                                                                    --            3           21
Issuance of 387,314,462 shares of common stock to effect a two-for-one common stock split             605           --           --
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of year                                                                             1,210          605          602

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of year                                                                          8,467        8,328        7,743
Common stock issued                                                                                    29          142          594
Issuance of 387,314,462 shares of common stock to effect a two-for-one common stock split            (605)          --           --
Preferred stock redeemed                                                                               --          (18)          (9)
Treasury stock issued in excess of cost                                                                83           15           --
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of year                                                                             7,974        8,467        8,328

RETAINED EARNINGS
Balance, beginning of year                                                                         11,500        9,606        7,854
Net income                                                                                          3,210        2,873        2,664
Common stock dividends                                                                               (853)        (780)        (684)
Preferred stock dividends                                                                            (100)        (185)        (227)
Foreign currency translation adjustments, net of related income taxes                                 (31)         (14)          (1)
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of year                                                                            13,726       11,500        9,606

NET UNREALIZED GAIN (LOSS) ON AVAILABLE-FOR-SALE SECURITIES
Balance, beginning of year                                                                             32            1         (326)
Valuation adjustments, net of related income taxes                                                    105           31          327
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of year                                                                               137           32            1

COMMON STOCK IN TREASURY, AT COST
Balance, beginning of year                                                                         (2,133)        (938)         (29)
Treasury stock purchased                                                                           (2,025)      (1,351)        (926)
Treasury stock issued                                                                                 362          173           29
Other                                                                                                 (28)         (17)         (12)
-----------------------------------------------------------------------------------------------------------------------------------
   Balance, end of year                                                                            (3,824)      (2,133)        (938)
     Total Stockholders' Equity                                                                  $ 19,837     $ 20,713     $ 20,222

-----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

BankAmerica Corporation 1997 Annual Report

                       CONSOLIDATED FINANCIAL STATEMENTS


Notes to Consolidated Financial Statements


1    Significant Accounting Policies

The consolidated financial statements of BankAmerica Corporation and subsidiaries (BAC) are prepared in conformity with generally accepted accounting principles and prevailing practices of the banking industry. The statements also reflect specialized industry accounting practices of certain nonbanking subsidiaries that may differ from those used by banking subsidiaries. The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Financial Statement Presentation

The consolidated financial statements of BAC include the accounts of BankAmerica Corporation (the parent) and companies in which more than 50 percent of the voting stock is owned directly or indirectly by the parent, including Bank of America NT&SA (the bank), and other banking and nonbanking subsidiaries. The revenues, expenses, assets, and liabilities of the subsidiaries are included in the respective line items in the consolidated financial statements after elimination of intercompany accounts and transactions.

The consolidated statement of cash flows depicts the change in cash and due from banks as disclosed in the consolidated balance sheet. Cash flows from hedging transactions are classified in the same category as the cash flows from the items being hedged.

Certain amounts in prior periods have been reclassified to conform to the presentation in the current year. Additionally, as explained in Note 18 on page 72, all references to the number of common shares and per common share amounts have been restated to reflect the effects of a stock split effective June 2, 1997.

Use of Estimates in the Preparation of Financial Statements

The preparation of the consolidated financial statements of BAC requires management to make estimates and assumptions that affect reported amounts. These estimates are based on information available as of the date of the financial statements. Therefore, actual results could differ from those estimates.

Trading Account Assets

Trading account assets, which are generally held for the short term in anticipation of market gains and resale, are carried at their fair values. Realized and unrealized gains and losses on trading account assets are included in trading income.

Available-for-Sale and Held-to-Maturity Securities

BAC's securities portfolios include U.S. Treasury and other government agency securities, mortgage-backed securities, state, county, municipal, and foreign government securities, equity securities and corporate debt securities.

Debt securities for which BAC has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. Debt securities that BAC may not hold to maturity and marketable equity securities are classified as available-for-sale securities unless they are considered to be part of trading-related activities. Available-for-sale securities are reported at their fair values, with unrealized gains and losses included on a net-of-tax basis as a separate component of stockholders' equity. Securities for which no market values were available are stated at cost.

Dividend and interest income, including amortization of premiums and accretion of discounts, for both securities portfolios are included in interest income.

Realized gains and losses generated from sales of available-for-sale securities are recorded in net gain on available-for-sale securities and are computed using the specific identification method. Any decision to sell available-for-sale securities is based on various factors, including movements in interest rates, changes in the maturity mix of assets and liabilities, liquidity demands, regulatory capital considerations, or other similar factors.

Loans

Loans are generally carried at the principal amount outstanding net of unearned discounts. Interest income on discounted loans is generally recognized using methods that approximate the interest method, which provides a level rate of return over a loan's term.

Loans, other than those originated or acquired with the intent to sell, may be sold prior to maturity due to various economic factors, including significant movements in interest rates, changes in the maturity mix of assets and liabilities, liquidity demands, regulatory capital considerations, or other similar factors. All loans that are held for sale are recorded at the lower of cost or fair value. The fair value of loans held for sale represents the cash price anticipated to be received for the loans in a current sale.

Loans are generally placed on nonaccrual status when full payment of principal or interest is in doubt, or when they are past due 90 days as to either principal or interest. During the fourth quarter of 1996, BAC changed the past due period for nonaccrual residential real estate loans and consumer loans that are collateralized by junior mortgages on residential real estate from 180 days to 90 days. When a loan is placed on nonaccrual status, interest accrued but not received is reversed against interest income. If management determines that

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal balance. Senior management may grant a waiver from nonaccrual status if a past due loan is well secured and in the process of collection. A nonaccrual loan may be restored to accrual status when all principal and interest amounts contractually due, including arrearages, are reasonably assured of repayment within a reasonable period, and there has been a sustained period of payment performance by the borrower in accordance with the contractual terms of the loan.

BAC provides equipment financing to its customers through a variety of lease arrangements. Direct financing leases are carried at the aggregate of lease payments receivable plus estimated residual value of the leased property, less unearned income. Unearned income on direct financing leases is amortized over the lease terms by methods that approximate the interest method. Leveraged leases, which are a form of financing lease, are carried net of nonrecourse debt. Unearned income on leveraged leases is amortized over the lease terms by methods that approximate the interest method.

Allowance for Credit Losses

The allowance for credit losses is a reserve for estimated credit losses and other credit-related charges. Actual credit losses and other charges, net of recoveries, are deducted from the allowance for credit losses. Other charges to the allowance include amounts related to loans of subsidiaries and operations sold and to loans which were either sold or transferred to other assets pending disposition. A provision for credit losses, which is a charge against earnings, is added to the allowance based on a quarterly assessment of the portfolio. While management has attributed reserves to various portfolio segments, the allowance is general in nature and is available for the credit portfolio in its entirety.

BAC generally evaluates a loan for impairment when it is placed on nonaccrual status and all or a portion is internally risk rated as substandard or doubtful. BAC measures impairment of loans when it is probable that all amounts, including principal and interest, will not be collected in accordance with the contractual terms of the loan agreement. The amount of impairment and any subsequent changes are recorded as a change in the allocation of the allowance for credit losses. Substantially all of BAC's impaired loans are on nonaccrual status.

BAC uses one of three methods to measure loan impairment depending on the circumstances surrounding the loan; present value of a loan's expected future cash flows, fair value of the collateral, or the loan's observable market value. The present value of a loan's expected future cash flows is the most widely used method and is calculated using the loan's effective interest rate based on the original contractual terms. When foreclosure or liquidation is probable or when the primary source of repayment is provided by real estate collateral, impairment is measured based upon the fair value of the collateral less estimated selling and disposal costs. When quoted market prices are available, impairment is based on the loan's observable market value less estimated selling and disposal costs.

Premises and Equipment

Premises, equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed on a straight-line basis over the estimated useful lives of the respective assets or the terms of the leases. Net gains and losses on disposal or retirement of premises and equipment are included in other income.

Other Real Estate Owned

Other real estate owned (OREO), which is recorded in other assets, includes properties acquired through foreclosure or in full or partial satisfaction of the related loan, former premises no longer used in business operations, and properties that are nonperforming acquisition, development, and construction arrangements. OREO also includes loans where BAC has obtained physical possession of the related collateral.

OREO is carried at the lower of fair value, net of estimated selling and disposal costs, or cost. Fair value adjustments are made at the time that real estate is acquired through foreclosure or when full or partial satisfaction of the related loan is received. These fair value adjustments are treated as credit losses. Changes in estimated selling and disposal costs, routine holding costs, subsequent declines in fair values, and net gains or losses on disposal of properties classified as OREO are included in other expense as incurred.

Goodwill and Identifiable Intangibles

Goodwill represents the excess of the purchase price over the estimated fair value of identifiable net assets associated with BAC's merger and acquisition transactions. Goodwill is amortized on a straight-line basis generally over 25 years.

Core deposit intangibles (CDI) represent the intangible value of depositor relationships resulting from deposit liabilities assumed in acquisitions and are amortized using an accelerated method based on the expected runoff of the related deposits.

Other identifiable intangibles consist primarily of credit card intangibles
(CCI), which represents the intangible value of credit card customer relationships resulting from customer balances acquired. Other identifiable intangibles are amortized using accelerated methods over their estimated periods of benefit.

BankAmerica Corporation 1997 Annual Report

                       CONSOLIDATED FINANCIAL STATEMENTS


Goodwill and identifiable intangibles are assessed quarterly for other-than-temporary impairment. Should such an assessment indicate that the value of goodwill may be impaired, an evaluation of the recoverability would be performed prior to any writedown of the assets. If the net book value of identifiable intangibles were to exceed their respective undiscounted future net cash flows, identifiable intangibles would be written down to their respective undiscounted future net cash flows.

Mortgage Servicing Assets

Mortgage servicing assets (MSA) are capitalized when acquired either through the purchase or origination of mortgage loans that are subsequently sold or securitized with the servicing rights retained. The capitalized MSA are assessed, on a periodic basis, for impairment based on the fair value of those rights. For this analysis, the MSA are stratified based on one or more predominant risk characteristics and any resulting impairment is recognized through a valuation allowance for each impaired stratum. For purposes of measuring impairment, BAC stratifies its MSA by loan type, investor type, and interest rate to reflect the predominant risk characteristics. BAC then uses a fair valuation model which incorporates assumptions used by market participants in estimating future net servicing income based on estimates of the cost of servicing per loan, the discount rate, float value, an inflation rate, ancillary income per loan, prepayment speeds and default rates.

MSA are included in other assets and are amortized as an offset to other fees and commissions in proportion to and over the period of estimated net servicing income. The accounting for MSA is in accordance with Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (SFAS No. 125), which BAC adopted in 1997. The adoption of SFAS No. 125 did not have a material effect on BAC's financial position or results of operations.

Investments in Affiliates, Joint Ventures, and Other Entities

Investments in affiliates, joint ventures, and other entities are recorded in other assets. Investments in affiliates, which are generally 20- to 50-percent-owned companies, and joint ventures are generally accounted for by the equity method. BAC's share of net income or loss from these investments is recorded in other income. Gains or losses resulting from issuances of stock by equity affiliates that change BAC's percentage of ownership are recognized at the issue date and are also recorded in other income. Dividends are recorded as a reduction of the carrying value of the investment when received.

Investments in other entities (less than 20-percent-owned companies) that are not represented by marketable securities are generally carried at cost less writedowns for declines in value that are judged to be other than temporary. These valuation losses are recorded in other income when identified. Dividends are recorded in other income when received.

Derivative Financial Instruments

BAC uses interest rate, foreign exchange, equity, and credit derivative financial instruments in both its trading and asset and liability management activities. BAC uses derivative commodity instruments solely in its trading activities. At December 31, 1997, BAC's notional amounts for credit derivative financial instruments were not material.

TRADING ACTIVITIES

Interest rate derivative financial instruments used in BAC's trading activities consist primarily of swaps and options. Foreign exchange financial instruments include spot, futures, forward, swap, and option contracts. Credit derivative financial instruments include credit default swaps and total rate of return swaps. Commodity derivative financial instruments include commodity futures, forwards, swaps, and options. All derivative financial instruments used in trading activities are carried at fair value. Fair value for these instruments is determined based on readily available market prices or by using pricing models where no market price is available. Any realized and unrealized gains and losses resulting from adjusting these instruments to fair value are recognized immediately in trading income.

Interest rate, foreign exchange, credit, and commodity derivative financial instruments used for trading activities, and their related gains and losses, are reported in the consolidated balance sheet in unrealized gains (losses) on off-balance-sheet instruments, in the consolidated statement of operations in trading income, and in the consolidated statement of cash flows in cash flows from operating activities. However, unrealized gains and losses with the same counterparty are netted on the balance sheet to the extent allowed when contracts are executed under legally enforceable master netting agreements.

ASSET AND LIABILITY MANAGEMENT ACTIVITIES

BAC uses various types of derivative financial instruments to manage its interest rate and foreign currency exposures through specific strategies that involve the hedging of future cash flows or of market values. When hedging future cash flow exposures, the accrual method of accounting is used. Under the accrual method, each net payment due to or owed under the derivative financial instrument is recognized in net income during the period to which the payment/receipt relates; there is no recognition on the balance sheet for changes in the derivative's fair value. When hedging market value exposures, BAC uses the deferral or fair value methods.

                                      BankAmerica Corporation 1997 Annual Report

                       CONSOLIDATED FINANCIAL STATEMENTS


Under the deferral method, gains or losses from the derivative financial instrument are deferred on the balance sheet and recognized in net income in conjunction with the recognition of the hedged item. Under the fair value method, the derivative financial instrument is carried on the balance sheet at fair value with changes in that value recognized in net income or stockholders' equity in conjunction with the designated hedged item.

Hedge criteria include demonstrating how the hedge will reduce risk, identifying the asset, liability, firm commitment, or anticipated transaction being hedged, and citing the time horizon being hedged.

Deferral Method

BAC uses the deferral method when the carrying value of the hedged item is other than fair value and the market value of the hedging instrument fulfills the objectives of the hedge strategy.

INTEREST RATE CONTRACTS -- BAC accounts for futures and forward rate agreements using the deferral method. Under the deferral method, risk reduction is assessed at the enterprise level. For interest rate futures, hedge effectiveness is assessed at the inception of the hedge and on an ongoing basis. There must be a clear economic relationship between the price of the hedged item and the futures contract and a high level of correlation between these prices during relevant prior periods. If a high level of correlation is not being achieved on an ongoing basis, hedge accounting will be terminated. For forward rate agreements, hedge effectiveness at the inception of the hedge and on an ongoing basis is assessed by matching the basis and terms of the hedging instruments with those of the underlying exposure.

Deferred gains and losses on interest rate contracts used for hedging are reported as adjustments to the carrying values of the hedged loans, deposits, and long-term debt. The amortization of deferred gains and losses is reported in the corresponding interest income and interest expense accounts. Initial margin deposits related to exchange-traded instruments are reported in other assets.

BAC hedges anticipated transactions involving the replacement of deposits with interest-bearing deposits using interest rate futures contracts. Realized and unrealized gains and losses on these transactions are deferred and included in the measurement of the subsequent transaction. For a hedge of an anticipated transaction to qualify for hedge accounting, it must be probable that the transaction will occur and the significant characteristics and expected terms of the transaction must be identified.

FOREIGN EXCHANGE CONTRACTS -- To qualify for hedge accounting, a foreign exchange contract must reduce risk at the level of the specific transaction. Realized and unrealized gains and losses on instruments that hedge firm commitments are deferred and included in the measurement of the subsequent transaction; however, losses are deferred only to the extent of expected gains on the future commitment. Realized and unrealized gains and losses on instruments that hedge net capital exposure are recorded in stockholders' equity as foreign currency translation adjustments.

Accrual Method

BAC uses the accrual method when the cash flows generated from the hedging instrument fulfill the objectives of the hedge strategy. Under the accrual method, interest income or expense on the hedging instrument is accrued and recorded as an adjustment to the interest income or expense related to the hedged item.

BAC accounts for certain interest rate swaps and purchased interest rate option contracts (caps and floors) using the accrual method. Each of these hedging instruments must reduce risk at the level of the specific transaction with effectiveness expected at the inception of the hedge and on an ongoing basis. For each of these hedging instruments, hedge effectiveness is assessed by matching the basis and terms of the hedging instruments with those of the underlying exposure. If a high level of correlation is not being achieved, hedge accounting will be terminated.

Interest income or expense on derivative financial instruments accounted for using the accrual accounting method is reported in interest income -- loans, interest expense -- deposits, and interest expense -- long-term debt. Premiums paid for interest rate options are deferred as a prepaid expense and are amortized to interest income over the term of the option.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


Fair Value Method

BAC uses the fair value method when the market value of the hedging instrument fulfills the objectives of the hedge strategy, and the carrying value of the hedged item is fair value. Market value for these instruments is determined based on readily available market prices or by using pricing models where no market price is available. Under the fair value method, realized and unrealized gains and losses on both the hedged item and hedging instrument are recognized throughout the period. Realized and unrealized gains and losses on the hedging instrument are reflected in the same line as the hedged item.

BAC accounts for certain interest rate swaps and purchased equity option contracts designated as hedges of available-for-sale debt and equity securities, respectively, using the fair value method. Each of these hedging instruments must reduce risk at the level of the specific transaction, with effectiveness expected at the inception of the hedge and on an ongoing basis. There must be a clear economic relationship between the price of the available-for-sale security and the interest rate swap or equity instrument underlying the purchased equity option contract as well as a high level of correlation between these prices during relevant prior periods. If a high level of correlation is not being achieved, hedge accounting will be terminated. Changes in the market values of the interest rate swaps, exclusive of net interest accruals, are reported in stockholders' equity on a net-of-tax basis. The accrual of interest payable and interest receivable on the interest rate swaps is reported in interest income -- available-for-sale securities. Changes in the market values of the purchased equity options, exclusive of the time value of the option, are reported in stockholders' equity on a net-of-tax basis. The time values of the options are deferred as a prepaid expense and are amortized to interest income for available-for-sale securities over the term of the option.

The following policies are followed for all derivative financial instruments qualifying for hedge accounting treatment. If at any time a derivative financial instrument no longer qualifies for hedge accounting treatment, it must be adjusted to fair value on a prospective basis and any deferred gain or loss associated with the hedging instrument is amortized over the original hedge period. When an anticipated transaction is no longer likely to occur, any deferred gain or loss associated with the hedging instrument is recognized immediately in the income or expense account related to the hedged item. If the item being hedged matures or is sold, extinguished, or terminated, hedge accounting is terminated. In this situation, any deferred gain or loss associated with the hedging instrument is treated as part of the carrying value of the item being hedged and, therefore, considered in calculating the gain or loss on the matured, sold, extinguished, or terminated item. If the related derivative contract is not terminated, it must be accounted for at market value on a prospective basis.

Foreign Currency Translation

Assets, liabilities, and operations of foreign branches and subsidiaries are recorded based on the functional currency of each entity. For the majority of the foreign operations, the functional currency is the local currency, in which case the assets, liabilities, and operations are translated, for consolidation purposes, at current exchange rates from the local currency to the reporting currency, the U.S. dollar. The resulting gains or losses are reported as a component of retained earnings within stockholders' equity on a net-of-tax basis. When the foreign entity is not a free-standing operation or is in a hyperinflationary economy, the functional currency used to measure the financial statements of a foreign entity is the U.S. dollar. In these instances, the resulting gains and losses are included in other income.

Provision for Income Taxes

The parent files a consolidated U.S. federal income tax return and consolidated or combined returns for certain states, including California. State, local, and foreign income tax returns are filed according to the taxable activity of each unit.

The liability method of accounting is used for income taxes. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial reporting and tax reporting bases of assets and liabilities, as well as for operating losses and tax credit carryforwards, using enacted tax laws and rates. Deferred tax expense represents the net change in the deferred tax asset or liability balance during the year. This amount, together with income taxes currently payable or refundable for the current year, represents the total income tax expense for the year.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


Stock-Based Employee Compensation Plans

BAC accounts for compensation expense related to stock-based compensation plans using the intrinsic value method. Under the intrinsic value method, compensation expense is determined based on the excess, if any, of the market prices of BAC's common stock at the measurement dates over the exercise prices of the awards under those plans.

Earnings per Common Share

Effective December 15, 1997, BAC adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 establishes new requirements for computing and presenting earnings per share. Under the new requirements, the method previously used to compute earnings per share is changed and all prior periods presented must be restated to conform to meet the new requirements. The new requirements eliminate primary earnings per share and earnings per common share, assuming full dilution, and require the presentation of earnings per common share and diluted earnings per common share. As a result, under the new requirements, earnings per common share excludes any dilutive effect of stock options and warrants. Also, the dilutive effect of stock options and warrants used to compute diluted earnings per common share is based on the average market price of BAC's common stock for the period.

2    Nature of Operations

BAC, through its subsidiaries, provides banking and various other financial services throughout the U.S. and in selected international markets to consumers and business customers, including corporations, governments, and other institutions. BAC segregates its operations into five major business sectors -- Consumer Banking, U.S. Corporate and International Banking, Middle Market Banking, Commercial Real Estate Services, and Wealth Management, ranked, for the purpose of the following discussion, in order of their contribution to net income in 1997.

Consumer Banking provides a full array of deposit and loan products to individuals and small businesses through traditional and in-store branches, ATMs, telephones, personal computers, and other delivery channels throughout nine western states. It also provides credit card, home mortgage, manufactured housing financing, and consumer financing products throughout the U.S., and a range of consumer banking products and services in Hong Kong, Macau, India, Taiwan, Singapore, and the Philippines.

U.S. Corporate and International Banking provides credit and capital-raising services, trade finance, cash management, investment banking, capital markets products, and financial advisory services to large public- and private-sector institutions that are part of the global economy. It has offices in the U.S. and 37 other countries and territories in North and South America, Asia, Europe, Africa, and the Middle East.

Middle Market Banking provides a full range of financial products and services throughout the West and the Midwest to businesses with annual revenues between $5 million and $500 million.

Commercial Real Estate Services provides credit and other financial services to a variety of real estate market segments, including developers, investors, pension fund advisors, real estate investment trusts, and property managers. Regional clients are served throughout California and in eight other states. National clients, such as publicly traded corporations and private entities, are served through offices in California.

Wealth Management encompasses a number of strategically significant businesses serving individuals and institutions with sophisticated financial planning and management needs. The range of capabilities represented in Wealth Management include institutional investment management supporting BAC's corporate and commercial banking relationships, private banking, investment management, and trust services for high-net-worth clients both in the U.S. and internationally.

3    Supplemental Disclosure of Cash Flow Information

During the years ended December 31, 1997, 1996, and 1995, BAC made interest payments on deposits and other interest-bearing liabilities of $8,689 million, $8,039 million, and $7,361 million, respectively, and made income tax payments of $1,114 million, $1,324 million, and $1,342 million, respectively.

During the years ended December 31, 1997, 1996, and 1995, there were foreclosures of loans with carrying values of $219 million, $360 million, and $520 million, respectively. Loans made to facilitate the sale of OREO totaled $12 million, and $8 million during the years ended December 31, 1996, and 1995, respectively.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


4    Acquisition

On October 1, 1997, BAC acquired Robertson, Stephens & Company Group, L.L.C. (Robertson Stephens), a San Francisco-based investment banking and investment management firm. The acquisition involved a cash transaction consisting of an initial payment of $245 million to the equity-owning partners of Robertson Stephens, up to $225 million of compensation over a three-year period to certain Robertson Stephens equity-owning partners, subject to continued employment, and up to $70 million to be distributed from a cash retention pool as compensation in the form of awards vesting over a four-year period. The acquisition was accounted for by the purchase method of accounting.


5    Restrictions on Cash and Due from Banks

BAC's banking subsidiaries are required to maintain reserves with the Federal Reserve Bank. Reserve requirements are based on a percentage of deposit liabilities. The average reserves required for 1997 and 1996 were $2,920 million and $3,740 million, respectively.


6    Securities Purchased Under Resale Agreements and Securities Sold Under
Repurchase Agreements

BAC enters into purchases and sales of securities, primarily U.S. government and federal agency, under agreements to resell and repurchase substantially identical securities. In 1997, the yearly averages of securities purchased under resale agreements and securities sold under repurchase agreements, based on daily balances, were $10 billion and $11.6 billion, respectively, and the maximum amounts outstanding at any month end during the year were $13.2 billion and $15.1 billion, respectively.

During 1997, the underlying securities purchased under resale agreements were delivered into BAC's account at the Federal Reserve Bank of San Francisco or into a third-party custodian's account that recognizes BAC's rights and interest in these securities.


7    Available-For-Sale and Held-to-Maturity Securities and Trading Activities

The following is a summary of available-for-sale and held-to- maturity securities:


------------------------------------------------------------------------------------------
                                                   Available-for-Sale Securities
                                         -------------------------------------------------
                                                          Gross        Gross
                                         Amortized   Unrealized   Unrealized        Fair
(in millions)                                 Cost        Gains       Losses       Value
------------------------------------------------------------------------------------------
DECEMBER 31, 1997
U.S. Treasury and other government
  agency securities                        $ 1,435      $    33      $     2     $ 1,466
Mortgage-backed securities                   7,359          151            3       7,507
Foreign governments                          1,930            3           78       1,855
Equity securities                              330          114           10         434
Corporate and other debt securities          1,503           22            1       1,524
------------------------------------------------------------------------------------------
                                           $12,557      $   323      $    94     $12,786

DECEMBER 31, 1996
U.S. Treasury and other government
  agency securities                        $ 1,505      $     6      $    17     $ 1,494
Mortgage-backed securities                   6,591           70           39       6,622
Foreign governments                          2,365           36          132       2,269
Equity securities                              177          121            1         297
Corporate and other debt securities          1,421           13            3       1,431
------------------------------------------------------------------------------------------
                                           $12,059      $   246      $   192     $12,113

------------------------------------------------------------------------------------------


                                                     Held-to-Maturity Securities
                                         -------------------------------------------------
                                                          Gross        Gross
                                         Amortized   Unrealized   Unrealized        Fair
(in millions)                                 Cost        Gains       Losses       Value
------------------------------------------------------------------------------------------
DECEMBER 31, 1997
U.S. Treasury and other government
  agency securities                        $    16      $    --      $    --     $    16
Mortgage-backed securities                   1,877           41            2       1,916
State, county, and municipal securities        306           13            1         318
Foreign governments                          1,105           51           35       1,121
Corporate and other debt securities            363           18            8         373
------------------------------------------------------------------------------------------
                                            $3,667       $  123       $   46      $3,744

DECEMBER 31, 1996
U.S. Treasury and other government
  agency securities                         $   19       $   --       $   --      $   19
Mortgage-backed securities                   2,163           31           15       2,179
State, county, and municipal securities        423           14            6         431
Foreign governments                          1,160            9          261         908
Corporate and other debt securities            373           21           11         383
------------------------------------------------------------------------------------------
                                            $4,138       $   75       $  293      $3,920

------------------------------------------------------------------------------------------


                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


During the years ended December 31, 1997, 1996 and 1995, BAC sold available-for-sale securities for aggregate proceeds of $1,968 million, $1,985 million, and $2,509 million, respectively. These sales resulted in gross realized gains of $127 million, $91 million, and $268 million, and gross realized losses of $11 million, $30 million, and $234 million in 1997, 1996, and 1995, respectively.

The following is a summary of the contractual maturities of available-for-sale debt securities at December 31, 1997. These amounts exclude equity securities, which have no contractual maturities:

--------------------------------------------------------------------------------

                                                      Amortized            Fair
(in millions)                                              Cost           Value
--------------------------------------------------------------------------------
Due in one year or less                                $  1,275        $  1,289
Due after one year through five years                       718             713
Due after five years through ten years                    2,015           2,057
Due after ten years                                       8,219           8,293
--------------------------------------------------------------------------------
                                                       $ 12,227        $ 12,352

--------------------------------------------------------------------------------

   The following is a summary of the contractual maturities of held-to-maturity securities at December 31, 1997:

--------------------------------------------------------------------------------

                                                      Amortized            Fair
(in millions)                                              Cost           Value
--------------------------------------------------------------------------------
Due in one year or less                                $    295        $    296
Due after one year through five years                       285             290
Due after five years through ten years                      830             855
Due after ten years                                       2,257           2,303
--------------------------------------------------------------------------------
                                                       $  3,667        $  3,744

--------------------------------------------------------------------------------

Certain securities, such as mortgage-backed securities, may not become due at a single maturity date. Those mortgage-backed securities with no specified maturities are included as having contractual maturities of greater than ten years for purposes of the tables above. Issuers may have the right to call or prepay obligations with or without call or prepayment penalties. This right may cause actual maturities to differ from the contractual maturities presented in the summaries above.

Certain assets were pledged to collateralize U.S. government and public deposits, trust and other deposits, and repurchase agreements. These assets, primarily trading, available-for-sale, and held-to-maturity securities, had carrying values of $15,052 million and $11,477 million at December 31, 1997 and 1996, respectively.

During the year ended December 31, 1997, trading income included a net unrealized holding loss of $15 million. For the years ended December 31, 1996 and 1995, trading income included net unrealized holding gains on trading securities of $1 million and $37 million, respectively. These amounts exclude the net unrealized trading results of the parent's securities broker/dealer subsidiary (Section 20 subsidiary).

During the fourth quarter of 1995, the Financial Accounting Standards Board allowed financial statement preparers a one-time opportunity to reassess the classifications of securities accounted for under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As a result of this reassessment, BAC reclassified $2.1 billion of held-to-maturity securities to available-for-sale securities. In connection with this reclassification, gross unrealized gains of $28 million and gross unrealized losses of $42 million were recorded in available-for-sale securities and in stockholders' equity (on a net-of-tax basis).

8    Other Debt Restructurings

Restructured loans as described in Note 9 of the Notes to Consolidated Financial Statements on the following page exclude other debt restructurings totaling $1,384 million and $1,685 million at December 31, 1997 and 1996, respectively, with countries that were experiencing liquidity problems at the time of restructuring. These amounts include securities and loans received in connection with formal debt restructurings. The majority of these instruments are classified as either available-for-sale or held-to-maturity securities.

Included in other debt restructurings at December 31, 1997 and 1996, were $1,228 million and $1,456 million, respectively, of par bonds issued by the governments of Mexico and Venezuela in 1990, and the government of Uruguay in 1991. The face values of these par bonds at December 31, 1997 and 1996 were $1,494 million and $1,607 million, respectively. The majority of the Mexican par bonds have a fixed annual interest rate of 6.25 percent, and the Venezuelan and Uruguayan par bonds both have fixed annual interest rates of 6.75 percent. The principal of all of these par bonds is collateralized by zero-coupon U.S. Treasury securities, which at maturity, will have redemption values equal to the face values of the par bonds. The market value of the par bonds totaled $1,260 million at December 31, 1997. The fair value of the U.S. Treasury securities collateralizing the principal of the par bonds totaled $394 million at December 31, 1997.

Also included in the aggregate other debt restructurings discussed above were $156 million and $229 million at December 31, 1997 and 1996, respectively, related to other restructuring transactions with borrowers in Venezuela, Poland, the Philippines, Mexico, Brazil, Ecuador and Panama.

Interest income foregone on these other debt restructurings was not significant in 1997 or 1996.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


9    Loans

Loans are presented net of unearned income of $2,534 million and $1,636 million at December 31, 1997 and 1996, respectively.

The following is a summary of loans:

--------------------------------------------------------------------------------
                                                                 December 31
(in millions)                                                 1997          1996
--------------------------------------------------------------------------------
DOMESTIC
Consumer:
 Residential first mortgages                              $ 31,749      $ 37,459
 Residential junior mortgages                               14,847        14,743
 Other installment                                          18,418        16,979
 Credit card                                                 6,697         8,707
 Other individual lines of credit                            1,937         1,948
 Other                                                         461           401
--------------------------------------------------------------------------------
                                                            74,109        80,237
Commercial:
 Commercial and industrial                                  36,602        33,404
 Loans secured by real estate                               12,897        12,488
 Financial institutions                                      3,485         3,109
 Lease financing                                             2,892         2,542
 Loans for purchasing or carrying securities                 2,668         1,941
 Construction and development loans
  secured by real estate                                     2,206         2,252
 Agricultural                                                1,824         1,696
 Other                                                       1,896         1,270
--------------------------------------------------------------------------------
                                                            64,470        58,702

                                                           138,579       138,939
FOREIGN
Commercial and industrial                                   18,484        16,394
Banks and other financial institutions                       3,904         3,958
Governments and official institutions                          840           970
Other                                                        5,304         5,154
--------------------------------------------------------------------------------
                                                            28,532        26,476

                                                          $167,111      $165,415

--------------------------------------------------------------------------------

The following is a summary of loans considered to be impaired and the related interest income:

--------------------------------------------------------------------------------
                                                                 December 31
(in millions)                                                 1997          1996
--------------------------------------------------------------------------------
Recorded investment in impaired loans
 not requiring an allowance for credit losses/a/              $259         $ 412
Recorded investment in impaired loans requiring
 an allowance for credit losses                                480           439
--------------------------------------------------------------------------------
    Total recorded investment in impaired loans/b/            $739         $ 851
--------------------------------------------------------------------------------
                                                             December 31
                                                     1997       1996        1995
--------------------------------------------------------------------------------
Average recorded investment in impaired loans        $760     $1,120      $1,361
Interest income recognized/c/                          50         50          80

--------------------------------------------------------------------------------
/a/ These loans do not require an allowance for credit losses since the values of the impaired loans equal or exceed the recorded investments in the loans. /b/ These amounts were evaluated using the following measurement methods: For
    1997, $363 million was evaluated using the present value of the loan's expected future cash flows and $376 million using the fair value of the collateral. For 1996, $403 million was evaluated using the present value of the loan's expected future cash flows, $422 million using the fair value of the collateral, and $26 million using the loan's observable market value.
/c/ All interest income recognized on these loans is recorded when cash is received.

Restructured loans, excluding the other debt restructurings described in Note 8 of the Notes to Consolidated Financial Statements on page 67, were $274 million and $302 million at December 31, 1997 and 1996, respectively. Interest income foregone on these loans was not significant in 1997 or 1996.

Previously restructured loans of $40 million and $29 million were on nonaccrual status at December 31, 1997 and 1996, respectively.

10     Allowance for Credit Losses

The following is a summary of changes in the allowance for credit losses. This reconciliation reflects activity related to all loans. The allowance for credit losses on impaired loans was $81 million at December 31, 1997.

--------------------------------------------------------------------------------
                                                       Year Ended December 31
(in millions)                                       1997       1996        1995
--------------------------------------------------------------------------------
Balance, beginning of year                        $3,523     $3,554      $3,690

Credit losses                                      1,305      1,325       1,011
Credit loss recoveries                               404        407         422
--------------------------------------------------------------------------------
 Net credit losses                                   901        918         589
Provision for credit losses                          950        885         440
Other net additions (deductions)                     (72)/a/      2          13
--------------------------------------------------------------------------------
  Balance, End of Year                            $3,500     $3,523      $3,554

--------------------------------------------------------------------------------

/a/ Includes allowance for credit losses associated with the sale of SPFS and Bank of America Hawaii of $60 million and $8 million, respectively.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


11     Premises and Equipment

The following is a summary of premises and equipment:

--------------------------------------------------------------------------------

                                                                 December 31
(in millions)                                                1997          1996
--------------------------------------------------------------------------------
Premises, including capitalized leases                     $2,790        $3,060
Equipment and furniture, including capitalized leases       3,210         3,072
Leasehold improvements                                      1,228           888
Land                                                          466           489
--------------------------------------------------------------------------------
                                                            7,694         7,509

Less: Accumulated depreciation and amortization             3,814         3,522
--------------------------------------------------------------------------------
                                                           $3,880        $3,987
--------------------------------------------------------------------------------

Depreciation and amortization expense for the years ended December 31, 1997, 1996, and 1995 was $586 million, $593 million, and $552 million, respectively.

12     Deposits

The aggregate amount of time deposit accounts exceeding $100,000, was approximately $46,686 million and $50,182 million at December 31, 1997 and 1996, respectively.

At December 31, 1997, the scheduled maturities for time deposits were as follows:

--------------------------------------------------------------------------------

(in millions)
--------------------------------------------------------------------------------
Due in 1998                                                             $63,662
Due in 1999                                                               2,812
Due in 2000                                                               1,286
Due in 2001                                                                 520
Due in 2002                                                                 481
Thereafter                                                                  264
--------------------------------------------------------------------------------
                                                                        $69,025

--------------------------------------------------------------------------------

13       Long-Term Debt

The following is a summary of long-term debt. The maturity distribution is based upon contractual maturities or earlier dates due to call notices issued.

--------------------------------------------------------------------------------

                                                December 31
                                   1997                             1996
                      ----------------------------------------------------------
                          Various         Various
                       Fixed-Rate   Floating-Rate
                             Debt            Debt
(in millions)         Obligations     Obligations       Total       Total
--------------------------------------------------------------------------------
THE PARENT
Senior Debt:
 Due in 1997              $    --        $     --   $      --      $1,692
 Due in 1998                  219             133         352         352
 Due in 1999                  215             392         607       1,960
 Due in 2000                   16           1,580       1,596       1,596
 Due in 2001                  718             932       1,650       1,650
 Due in 2002                  109             706         815         316
 Thereafter                   205             291         496         502
--------------------------------------------------------------------------------
                            1,482           4,034       5,516       8,068
Subordinated Debt:
 Due in 1998                   52              --          52          53
 Due in 2000                  417              --         417         419
 Due in 2001                  776              30         806         812
 Due in 2002                1,837              26       1,863       1,860
 Thereafter                 3,587             323       3,910       3,015
--------------------------------------------------------------------------------
                            6,669             379       7,048       6,159

Total parent                8,151           4,413      12,564      14,227

SUBSIDIARIES
Senior Debt:
 Due in 1997                   --              --          --          15
 Due in 1998                  223              42         265         213
 Due in 1999                    3              --           3          --
 Due in 2000                   --              79          79          84
 Due in 2001                   --              --          --         420
 Due in 2002                  142              --         142          --
 Thereafter                    28              47          75           9
--------------------------------------------------------------------------------
                              396             168         564         741
Subordinated Debt:
 Due in 1997                   --              --          --          19
 Due in 1998                   10              --          10          10
 Due in 1999                   11              --          11          11
 Due in 2000                   12              --          12          12
 Due in 2001                  308              --         308         309
 Thereafter                   100              --         100         101
--------------------------------------------------------------------------------
                              441              --         441         462
Total subsidiaries            837             168       1,005       1,203
--------------------------------------------------------------------------------
                          $ 8,988         $ 4,581     $13,569     $15,430

--------------------------------------------------------------------------------

BAC's fixed-rate long-term debt of $8,988 million at December 31, 1997 matures at various dates through 2015. At both December 31, 1997 and 1996, the interest rates on fixed-rate long-term debt ranged from 5.55% to 11.50%. These obligations were denominated primarily in U.S. dollars.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


BAC has entered into off-balance-sheet financial instruments, primarily interest rate swaps, with notional amounts of approximately $4 billion and $7 billion at December 31, 1997 and 1996, respectively, to change its interest rate exposure from fixed to floating rate. At December 31, 1997 and 1996, the weighted average interest rates on fixed-rate long-term debt, including the effects of interest rate swaps, were 7.66% and 7.33%, respectively.

BAC's floating-rate long-term debt of $4,581 million at December 31, 1997 matures at various dates through 2003. The majority of the floating rates are based on three- and six-month London InterBank Offer Rate (LIBOR). At December 31, 1997 and 1996, the interest rates on floating-rate long-term debt ranged from 5.75% to 7.91% and from 5.26% to 7.54%, respectively. These obligations were denominated primarily in U.S. dollars.

BAC has entered into off-balance-sheet financial instruments, primarily futures, with notional amounts of approximately $1 billion and $6 billion at December 31, 1997 and 1996, respectively, to reduce the interest rate risk by shortening the repricing profile on floating-rate debt that reprices within one year. At December 31, 1997 and 1996, the weighted average interest rates on floating-rate long-term debt were 6.07% and 5.74%, respectively. The effect of futures on floating rate long-term debt interest rates was not material.

At December 31, 1997 and 1996, $2,837 million and $3,702 million, respectively, of long-term debt was redeemable at par at the option of the parent on dates ranging from February 27, 1998 through February 21, 2001.

At December 31, 1997, BAC had a $1.65 billion long-term line of credit that expires in 2001. There were no draw-downs at December 31, 1997, and the interest rate on draw-downs is based on current prime or LIBOR rates.

14       Subordinated Capital Notes

The following is a summary of subordinated capital notes as recorded on the Balance Sheet included in long-term debt by the parent. These notes are subordinate to senior indebtedness of the parent and qualify as Tier 2 risk-based capital under

--------------------------------------------------------------------------------

                                                               December 31
(in millions)                                              1997            1996
--------------------------------------------------------------------------------
9.75% Notes due 1999                                       $254            $256
Auction Rate Notes due 1999                                  99              99
--------------------------------------------------------------------------------
                                                           $353            $355

--------------------------------------------------------------------------------

Federal Reserve Board guidelines for assessing capital adequacy.

Effective May 17, 1996, the Auction Rate Notes bear interest as follows: $1 million bears interest at a fixed rate of 6.647% per annum, while the remaining $98 million bears interest at a floating rate of 0.50% over LIBOR per annum through the maturity date.

At the option of the parent, the Auction Rate Notes may be exchanged for common stock, perpetual preferred stock, or other capital securities acceptable to the Federal Reserve Board having a market price equal to the principal amount of the notes or, under certain circumstances, may be redeemed in whole or in part for cash. As of December 31, 1997, proceeds from issuances of common and preferred stock of $350 million have been dedicated to fully retire or redeem subordinated capital notes.


15       Corporation Obligated Mandatorily Redeemable Preferred Securities of
Subsidiary Trusts Holding Solely Junior Subordinated Deferrable Interest Debentures of the Corporation (Trust Preferred Securities)

The trust preferred securities are issued by trusts all of whose outstanding common securities are owned by the parent. Such common securities represent an aggregate liquidation amount equal to 3 percent of the total capital of each trust. The sole assets of the trusts are Junior Subordinated Deferrable Interest Debentures of the parent (the Debentures). In addition, the parent has entered into an expense agreement with each trust obligating the parent to pay any costs, expenses or liabilities of the trust, other than obligations of the trust to pay amounts due pursuant to the terms of the trust preferred securities. Each issue of the Debentures has an interest rate equal to the corresponding trust preferred securities distribution rate. The parent has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding the extension period described in the table below with respect to each deferral period, provided that no extension period may extend beyond the stated maturity of the relevant Debentures. During any such extension period, distributions on the trust preferred securities will also be deferred and the parent's ability to pay dividends on its common and preferred stock will be restricted. The Debentures are redeemable prior to stated maturity at the parent's option during the redemption periods at the redemption prices described below plus accrued interest to the redemption dates. The trust preferred securities are subject to mandatory redemption upon repayment of the related Debentures at their stated maturity dates or their earlier redemption at a redemption price equal to their liquidation amount plus accrued distributions to the date fixed for redemption and the premium, if any, paid by the parent upon concurrent repayment of the related Debentures.

The parent has issued guarantees for the payment of distributions and payments on liquidation or redemption of the trust preferred securities, but only to the extent of funds held by the relevant trust. The guarantees are junior subordinated obligations of the parent. In 1997 and 1996, distributions and amortization of deferred issuance costs on all trust preferred securities totaling $144 million and $7 million, respectively, were included in noninterest expense in the consolidated statement of operations.

70
[CAPTION]

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


---------------------------------------------------------------------------------------------------------------------------
                                      Aggregate    Aggregate
                                    Liquidation  Liquidation    Aggregate
                                      Amount of    Amount of    Principal        Stated       Per Annum         Interest
                                Trust Preferred       Common    Amount of   Maturity of   Interest Rate          Payment
(dollar amounts in thousands)        Securities   Securities   Debentures    Debentures   of Debentures            Dates
---------------------------------------------------------------------------------------------------------------------------
NAME OF TRUST

BankAmerica Institutional Capital A    $450,000     $ 13,918   $  463,918      12/31/26           8.07%      6/30, 12/31

BankAmerica Institutional Capital B     300,000        9,279      309,279      12/31/26           7.70       6/30, 12/31

BankAmerica Capital I                   300,000        9,279      309,279      12/31/26/d/        7.75       3/31, 6/30,
                                                                                                             9/30, 12/31
BankAmerica Capital II                  450,000       13,918      463,918      12/15/26           8.00       6/15, 12/15

BankAmerica Capital III                 400,000       12,372      412,372       1/15/27          LIBOR       1/15, 4/15,
                                                                                             plus 0.57%      7/15, 10/15

---------------------------------------------------------------------------------------------------------------------------
     Total                           $1,900,000/g/  $ 58,766   $1,958,766
---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                                           Extension          Redemption
(dollar amounts in thousands)                 Period              Period
----------------------------------------------------------------------------
NAME OF TRUST

BankAmerica Institutional Capital A         10 semi-         On or after
                                      annual periods           12/31/06/ab/
BankAmerica Institutional Capital B         10 semi-         On or after
                                      annual periods           12/31/06/bc/
BankAmerica Capital I                    20 quarters         On or after
                                                                12/20/01/e/
BankAmerica Capital II                      10 semi-         On or after
                                      annual periods            12/15/06/bf/
BankAmerica Capital III                  20 quarters         On or after
                                                                1/15/02/e/
----------------------------------------------------------------------------

----------------------------------------------------------------------------

/a/ The Debentures may be redeemed on or after December 31, 2006 and prior to December 31, 2007 at 104.0350% of the principal amount, and thereafter at prices declining to 100% on December 31, 2016 and thereafter.
/b/ The parent may redeem the Debentures prior to the indicated redemption period upon the occurrence of certain events relating to tax treatment of the related trust or the Debentures or relating to capital treatment of the trust preferred securities at a redemption price calculated by a formula, which redemption price shall be at least equal to the principal amount of the Debentures.
/c/ The Debentures may be redeemed on or after December 31, 2006 and prior to December 31, 2007 at 103.7785% of the principal amount, and thereafter at prices declining to 100% on December 31, 2016 and thereafter.
/d/ At the option of the parent, the stated maturity may be shortened to a date not earlier than December 20, 2001 or extended to a date not later than December 31, 2045, in each case if certain conditions are met.
/e/ The parent may redeem the Debentures (i) during the indicated redemption period or (ii) upon the occurrence of certain events relating to tax treatment of the trust or the Debentures or relating to capital treatment of the trust preferred securities, prior to the indicated redemption period, in each case, at a redemption price of 100% of the principal amount.
/f/ The Debentures may be redeemed on or after December 15, 2006 and prior to December 15, 2007 at 103.9690% of the principal amount, and thereafter at prices declining to 100% on December 15, 2016 and thereafter.
/g/ Excludes $27 million of deferred issuance costs.

The table above is a summary of the outstanding trust preferred securities and Debentures.

The parent's obligations under each series of Debentures, the related junior subordinated indenture, the related trust agreement, the related expense agreement, and the related guarantee taken together constitute a full and unconditional guarantee by the parent of each trust's obligations under the relevant trust preferred securities.

The parent is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The Federal Reserve has determined that certain cumulative preferred securities having the characteristics of trust preferred securities qualify as minority interest, which is included in Tier 1 capital for bank holding companies. Such Tier 1 capital treatment, together with the parent's ability to deduct, for federal income tax purposes, interest payable on the related Debentures, provide the parent with a more cost-effective means of obtaining capital for bank regulatory purposes than if the parent were to issue preferred stock.

During 1997 and 1996, the trusts issued trust preferred securities, net of deferred issuance costs, of $396 million and $1,477 million, respectively.

16     Stock Repurchase Program

During the first quarter of 1997, BAC's Board of Directors amended the existing stock repurchase program. The amended program authorized the parent to buy back up to an additional $3 billion of its common stock by the end of 1998 and to buy back or redeem up to an additional $1 billion of its preferred stock by the end of 1998.

During the year ended December 31, 1997, the parent repurchased 31.7 million shares of its common stock under the amended stock repurchase program at an average per-share price of $64.00. These transactions reduced stockholders' equity by $2,025 million.

During the year ended December 31, 1996, the parent repurchased 34 million shares of its common stock under the amended and prior stock repurchase programs at an average per-share price of $39.70. These transactions reduced stockholders' equity by $1,351 million.

During the year ended December 31, 1995, the parent repurchased 33.2 million shares of its common stock in connection with a prior program at an average per-share price of $26.92, which reduced stockholders' equity by $894 million.

During the year ended December 31, 1997, the parent redeemed preferred stock under the amended stock repurchase program, reducing stockholders' equity by $1,628 million.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


During the year ended December 31, 1996, the parent redeemed preferred stock under the amended and prior stock repurchase programs, reducing stockholders' equity by $399 million. During the year ended December 31, 1995, the parent redeemed preferred stock under a prior stock repurchase program, reducing stockholders' equity by $206 million.

The remaining buyback and redemption authorities for common and preferred stock totaled $1.8 billion and $0.2 billion, respectively, at December 31, 1997.


17     Preferred Share Purchase Rights and Common Stock Warrants

On April 11, 1988, the Board of Directors of the parent declared a dividend of one preferred share purchase right (a Right) for each outstanding share of the parent's common stock as of April 22, 1988 (the Rights Agreement). While the Rights Agreement is in effect, every share of common stock issued before the Rights become effective also represents a Right. Each Right entitles the holder to buy from the parent, until the earlier of April 22, 1998 or the redemption of the Rights, one two-hundredth of a share of Cumulative Participating Preferred Stock, Series E, at an exercise price of $25.00 per Right (subject to adjustment). The Rights will not be exercisable or transferable apart from the parent's common stock until certain events occur pertaining to a person or group acquiring or announcing the intention to acquire 20 percent or more of the parent's outstanding common stock. Under specified circumstances, all of which relate to a potential acquisition of the parent, a Right may: (i) become a right to purchase shares of an acquiring company at half of the then-market price,
(ii) become a right to purchase the parent's common stock at half of the then-market price or (iii) be exchanged by the parent for one share of common stock or one two-hundredth of a share of Preferred Stock, Series E, or an equivalent preferred share. The Board of Directors may redeem the Rights at a price of $0.0005 per Right (rounded as to each holder to the nearest $0.01) at any time prior to the acquisition by a person or group of 20 percent or more of the outstanding common stock of the parent. Under other specified conditions, the Rights may be automatically redeemed. The Rights are excluded from the computation of earnings per common share. Certain adjustments were made in accordance with the terms of the Rights to reflect a two-for-one stock split effective June 2, 1997.

At December 31, 1996, common stock warrants outstanding totaled 105,546, which were exercised prior to or expired on October 22, 1997. These warrants gave the holder the right to purchase shares of common stock of the parent at a price of $8.75 per share, subject to adjustment in certain events. The number of warrants and the purchase price have been restated to reflect a two-for-one stock split effective June 2, 1997.


18     Stock Split

On May 22, 1997, the stockholders of BAC approved a two-for one stock split, along with an increase in the authorized number of shares of common stock from 700 million to 1.4 billion shares. The stock split was effective for stockholders of record at the close of business on June 2, 1997. The stock split did not cause any changes in the common stock's stated par value per share of $1.5625 or in total stockholders' equity. A total of 387,314,462 shares of common stock were issued in connection with the split, including 37,364,985 shares associated with shares held in treasury. As a result of the stock split, $605 million was reclassified from additional paid-in capital to common stock.


19     Preferred Stock

The parent is authorized to issue, in one or more series, 70,000,000 shares of preferred stock. The parent's outstanding preferred shares are nonvoting except in certain limited circumstances. Dividends are cumulative and are payable quarterly on February 28, May 31, August 31, and November 30. The shares are redeemable at the option of the parent during the redemption period and at the redemption price per share noted in the following table plus accrued and unpaid dividends to the redemption date. Holders of the preferred shares have dividend and liquidation preferences senior to those of holders of the parent's common stock.

On January 15, 1997, the parent redeemed all 11,250,000 outstanding shares of its 9% Cumulative Preferred Stock, Series H, reducing stockholders' equity by $281 million. The redemption price was equal to the stated value of $25.00 per share, plus accrued and unpaid dividends of $0.28125 per share.

On February 15, 1997, the parent redeemed all 14,600,000 outstanding shares of its 8 3/8% Cumulative Preferred Stock, Series K, reducing stockholders' equity by $365 million. The redemption price was equal to the stated value of $25.00 per share, plus accrued and unpaid dividends of $0.44201 per share.

Additionally in 1997, the parent redeemed the following Cumulative Preferred Stock series, each share represented by depositary shares (representing a one-twentieth interest in a corresponding share of preferred stock) at a price of $500.00 per share of preferred stock on the dates indicated: 8.16% Series L, 798,020 preferred shares, July 13, 1997; 7 7/8% Series M, 696,847 preferred shares, September 30, 1997; and 8 1/2% Series N, 469,273 preferred shares, December 15, 1997. These redemptions reduced stockholders' equity by $982 million. As to the accrued dividend per share of preferred stock paid at the redemption date, the following per share amounts were paid to the holders of record: Series L, $4.76; Series M, $3.1718; and Series N, $1.6528.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


------------------------------------------------------------------------------------------------------------------------------------

                                Original             Shares                   Dividend
                                  Shares     Outstanding at  Stated Value    Per Share                             Redemption Price
   Preferred Stock Series         Issued  December 31, 1997     Per Share    Per Annum        Redemption Period           Per Share
------------------------------------------------------------------------------------------------------------------------------------

   Cumulative Adjustable:
     Series A                  5,178,000          5,178,000      $  50.00     $   3.25/a/     On or after 11/30/87      $  50.00
     Series B                  3,546,100          3,546,100        100.00         6.00/b/     On or after 2/28/88         100.00

-----------------------------------------------------------------------------------------------------------------------------------

/a/ For the Cumulative Adjustable Preferred Stock, Series A, the dividend is adjusted quarterly, and is 2.0% lower than the highest of three U.S. Treasury rates, but is no lower than 6.5% and no greater than 14.5% per annum.

/b/ For the Cumulative Adjustable Preferred Stock, Series B, the dividend is adjusted quarterly, and is 4.0% lower than the highest of three U.S. Treasury rates, but is no lower than 6.0% and no greater than 12.0% per annum.

On March 31, 1996, the parent redeemed all 400,000 outstanding preferred shares of its 11% Preferred Stock, Series J. This transaction reduced stockholders' equity by $218 million. The shares were represented by 8 million depositary shares, each representing a one-twentieth interest in a corresponding share of preferred stock. The redemption price was $527.50 per share of preferred stock.

On April 16, 1996, the parent redeemed all 7,250,000 outstanding shares of its 9 5/8% Cumulative Preferred Stock, Series F, reducing stockholders' equity by $181 million. The redemption price was equal to the stated value of $25.00 per share, plus accrued and unpaid dividends of $0.30747 per share.

The table above summarizes the shares of preferred stock outstanding at December 31, 1997.

20     Capital Requirements

The parent and its domestic banking subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on BAC's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, BAC's banking subsidiaries must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The quantitative measures established by regulation to ensure capital adequacy require financial institutions to maintain minimum amounts and ratios, as set forth in the table on page 74, of total and Tier I capital to risk-weighted assets and of Tier I capital divided by average total assets. The table presented on page 74 includes BAC and its largest banking subsidiary, Bank of America NT&SA, at December 31, 1997 and 1996. At December 31, 1997, the calculation of BAC's risk-based capital amounts and ratios includes its securities broker/dealer subsidiary to reflect the Federal Reserve Board's October 31, 1997 modifications to the risk-based capital regulations that apply to bank holding companies engaged in securities underwriting and dealing activities through Section 20 subsidiaries. At December 31, 1996, amounts and ratios excluded the effects of its Section 20 subsidiary. At December 31, 1996, this exclusion reduced Tier 1 capital by $137 million, and total risk-based capital by $339 million. This resulted in reducing the Tier 1 capital ratio and total risk-based capital ratio by 1 basis point and 6 basis points, respectively.

During 1997, Bank of America (BofA) Illinois, BofA Alaska, N.A., BofA Arizona, BofA Nevada, BofA New Mexico, N.A., BofA Trust Company of Florida, N.A., and BofA NW, National Association (BANW) were merged into the bank and are reflected in its December 31, 1997 risk-based capital components. The bank's 1996 risk-based capital amounts and ratios did not include these respective subsidiaries. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

As of December 31, 1997 and 1996, all of BAC's depository institution subsidiaries met the well-capitalized requirements under the regulatory framework for prompt corrective action. To be categorized as well capitalized, a financial institution must maintain minimum total risk-based capital, Tier I risk-based capital, and leverage ratio as set forth in the table on the next page. There are no conditions or events that have occurred since December 31, 1997 that management believes would change these categorizations.

On an ongoing basis, BAC evaluates and modifies its mix of capital sources, including debt, equity, and off-balance-sheet financing arrangements, taking into consideration various factors. Such factors include regulatory capital targets, as well as the cost of capital, which are influenced by prevailing interest rates and credit risk. BAC's capital mix may vary from time to time in response to changes in these factors.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


----------------------------------------------------------------------------------------------------------------------------------
                                     Risk-Based Capital--Actual and Minimum Amounts and Ratios
----------------------------------------------------------------------------------------------------------------------------------
                                                December 31, 1997                                 December 31, 1996
                                --------------------------------------------------------------------------------------------------
                                       Total          Tier 1                            Total             Tier 1
                                    Risk-Based      Risk-Based         Leverage       Risk-Based        Risk-Based      Leverage
(dollar amounts in millions)          Capital         Capital            Ratio         Capital            Capital        Ratio
----------------------------------------------------------------------------------------------------------------------------------
                                  Amount  Ratio    Amount   Ratio   Amount   Ratio   Amount Ratio     Amount  Ratio   Amount Ratio
----------------------------------------------------------------------------------------------------------------------------------
BANKAMERICA CORPORATION
Actual                           $26,554  11.56%  $17,291   7.53%   $17,291  6.81%  $25,880  11.79%  $17,044  7.77%  $17,229  7.44%
Minimum adequately capitalized    18,376   8.00     9,188   4.00     10,159  4.00    17,559   8.00     8,779  4.00     9,257  4.00
Minimum well capitalized          22,971  10.00    13,782   6.00     12,698  5.00    21,948  10.00    13,169  6.00    11,571  5.00

BANK OF AMERICA NT&SA
Actual                            23,576  11.28    15,660   7.49     15,660  6.93    16,521  10.96    10,701  7.10    10,701  6.18
Minimum adequately capitalized    16,722   8.00     8,361   4.00      9,036  4.00    12,064   8.00     6,032  4.00     6,922  4.00
Minimum well capitalized          20,903  10.00    12,542   6.00     11,294  5.00    15,080  10.00     9,048  6.00     8,652  5.00

----------------------------------------------------------------------------------------------------------------------------------

21   Lease Commitments

BAC leases certain premises and equipment under noncancelable agreements expiring between the years 1998 and 2035.

The following is a summary of future minimum rental commitments for noncancelable leases at December 31, 1997, which do not include minimum sublease rental income of $6 million for capital leases and $102 million for operating leases:


--------------------------------------------------------------------------------

                                           Capital Operating
  (in millions)                             Leases    Leases
--------------------------------------------------------------------------------
  1998                                      $    6 $    283
  1999                                           6      264
  2000                                          75      238
  2001                                           4      216
  2002                                           4      202
  Thereafter                                    12    1,209
--------------------------------------------------------------------------------
  Total minimum lease payments                $107   $2,412

  Amount representing interest                 (32)
----------------------------------------------------
  Present Value of Net Minimum
  Capital Lease Payments                     $  75

--------------------------------------------------------------------------------

Total rental expense was $366 million in 1997, $375 million in 1996, and $359 million in 1995.


22     Income Taxes

The significant components of the provision for income taxes are as follows:

--------------------------------------------------------------------------------
                                              Year Ended December 31
(in millions)                        1997               1996          1995
--------------------------------------------------------------------------------

PROVISION FOR (BENEFIT FROM)
   INCOME TAXES
Current:
   Federal                        $   763            $   869        $1,091
   State and local                    139                161           305
   Foreign                            520                265           239
--------------------------------------------------------------------------------
                                    1,422              1,295         1,635
Deferred:
   Federal                            516                419           268
   State and local                    184                175            29
   Foreign                             (6)                11           (29)
-------------------------------------------------------------------------------
                                      694                605           268
-------------------------------------------------------------------------------
                                   $2,116             $1,900        $1,903

-------------------------------------------------------------------------------

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


The significant components of deferred income tax assets and liabilities at December 31, 1997 and 1996 are as follows:

--------------------------------------------------------------------------------

                                                            December 31
  (in millions)                                        1997            1996
--------------------------------------------------------------------------------
DEFERRED INCOME TAX ASSETS
Allowance for credit losses                         $ 1,475          $ 1,534
Accrued expenses                                        209              237
Tax carryovers/a/                                        67               84
Other                                                   462              528
Valuation allowance for deferred
   income tax assets/a/                                 (67)             (75)
--------------------------------------------------------------------------------
   Total deferred income tax assets                   2,146            2,308

DEFERRED INCOME TAX LIABILITIES
Lease financing                                      (2,166)          (1,698)
Identifiable intangible assets                         (464)            (545)
Securities valuation                                   (428)            (483)
Employee benefit plans                                 (119)            (205)
Accumulated tax depreciation in excess of
   book depreciation                                   (187)            (227)
Deferred gains and installment sales                   (169)            (122)
Mortgage servicing assets                              (154)             (59)
Other                                                  (370)            (187)
------------------------------------------------------------------------------
   Total deferred income tax liabilities             (4,057)          (3,526)
------------------------------------------------------------------------------
     Net Deferred Income Tax Liabilities            $(1,911)         $(1,218)

------------------------------------------------------------------------------

/a/ The valuation allowance for deferred income tax assets relates primarily to net operating loss carryovers of foreign subsidiaries and pre-acquisition tax carryovers associated with the Security Pacific Corporation and Continental Bank Corporation mergers. Utilization of these carryovers is subject to various limitations. The valuation allowance was established since BAC may not realize all of the tax benefit of these carryovers as a result of the related limitations. If BAC determines that it will realize the pre-acquisition carryover tax benefits in the future, the corresponding reduction in the valuation allowance will decrease goodwill instead of tax expense.

    Management believes that BAC will fully realize its total deferred income tax assets as of December 31, 1997 based upon BAC's recoverable taxes from prior carryback years, its total deferred income tax liabilities, and its current level of operating income.

    The valuation allowance for deferred income tax assets was $67 million and $75 million at December 31, 1997 and 1996, respectively. In the future, the recognition of deferred tax assets subject to the valuation allowance may result in a reduction to goodwill of up to $25 million.

    The reconciliation of the provision for income taxes computed at the U.S. statutory income tax rate to pretax income is as follows:

--------------------------------------------------------------------------------

                                                 Year Ended December 31
                                            1997          1996         1995
--------------------------------------------------------------------------------
Federal statutory income tax rate            35%           35%          35%
State and local income taxes,
   net of federal tax effect                  4             5            5
Other, net                                    1            --            2
--------------------------------------------------------------------------------
  Effective Tax Rate                         40%           40%          42%

--------------------------------------------------------------------------------

In 1997 and 1996, deferred tax liabilities of $86 million and $21 million, respectively, relating to net unrealized gains on available-for-sale securities were recorded directly to stockholders' equity.

At December 31, 1997, federal income taxes had not been provided on $350 million of undistributed earnings of foreign subsidiaries earned prior to 1987 that have been reinvested for an indefinite period of time. If the undistributed earnings were distributed, credits for foreign taxes paid on such earnings and for the related foreign withholding taxes payable upon remittance, would be available to offset $70 million of the $150 million resulting tax expense. Subsequent to 1986, federal taxes are provided on earnings of foreign subsidiaries as a result of a tax law change.

BAC provided tax expense of $46 million, $24 million, and $13 million on net securities gains in 1997, 1996, and 1995, respectively.

23     Employee Benefit Plans

Defined Benefit Plans

During 1997, the majority of salaried U.S. employees within BAC were covered under the BankAmerica Pension Plan (the Pension Plan), a defined benefit cash balance plan.

Pension Plan benefits are based on length of service, level of compensation, and a specified interest rate. Effective January 1, 1996, the benefit formula of the Pension Plan was amended so that eligible participants accrue benefits called pay-based credits, of 7 percent of annual qualified earnings over one-half of the Social Security wage base. Contributions are made by BAC and are based on actuarial computations of the amount sufficient to fund the current service cost plus amortization of the unfunded actuarial accrued liability. Contributions are determined in accordance with Internal Revenue Service funding requirements and are invested in diversified portfolios.

BAC maintains certain nonqualified, nonfunded defined benefit retirement plans. The related retirement benefits are paid from BAC's assets. Certain non-U.S. employees within BAC are covered by noncontributory defined benefit pension plans that BAC funds based primarily on local laws. The assumptions used in computing the present value of the accumulated benefit obligation, the projected benefit obligation, and net pension expense for the non-U.S. plans are substantially consistent with those assumptions used for the U.S. plans, given local conditions.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS

The following is a reconciliation between the funded status of all defined benefit plans and amounts included in BAC's consolidated balance sheet:

--------------------------------------------------------------------------------

                                                            December 31
  (in millions)                                        1997            1996
--------------------------------------------------------------------------------
PREPAID PENSION COST
  Plan assets at fair value, primarily listed
   stocks and bonds                                   $3,669          $3,385
  Less: Actuarial present value of projected
   benefit obligation                                  3,206           2,971
--------------------------------------------------------------------------------
  Plan assets in excess of projected
    benefit obligation                                   463             414
Unrecognized net loss                                     87             151
Unrecognized prior service cost                           33              41
Unrecognized net transition obligation                    15              15
Additional minimum liability                              (2)             (3)
--------------------------------------------------------------------------------
  Prepaid Pension Cost                               $   596         $   618


ACTUARIAL PRESENT VALUE
  OF BENEFIT OBLIGATION
Vested benefit obligation                             $2,843          $2,697
Accumulated benefit obligation                         3,124           2,902

--------------------------------------------------------------------------------

The following is a summary of the components of net pension expense:
--------------------------------------------------------------------------------

                                                    Year Ended December 31
(in millions)                                    1997       1996       1995
--------------------------------------------------------------------------------
Service cost -- benefits earned
 during the year                               $   91     $   85      $  98
Interest cost on projected benefit obligation     207        188        200
Net amortization and deferral                     283        195        399
Effect of actual return on plan assets           (520)      (408)      (631)
--------------------------------------------------------------------------------
     Net Pension Expense                       $   61     $   60      $  66

--------------------------------------------------------------------------------

A summary of the assumptions used in computing the present value of the accumulated benefit obligation, the present value of the projected benefit obligation, and the net pension expense for the U.S. plans follows. The discount rate used in determining benefit obligations at year end reflects the approximate yield on high quality fixed-income securities taking into account the duration of the projected benefit obligation. The discount rate used in determining net pension expense is based on assumptions used for the previous year-end measurement of the benefit obligation.

--------------------------------------------------------------------------------
                                                1997        1996        1995
--------------------------------------------------------------------------------
Discount rate in determining expense            7.25%       6.50%       8.50%
Discount rate in determining benefit
 obligations at year end                        6.50        7.25        6.50
Rate of increase in future compensation
 levels for determining expense/a/                NA        5.00        5.50
Rate of increase in future compensation
 levels for determining benefit obligations
 at year end/a/                                   NA          NA        5.00
Expected long-term rate of return
 on assets                                      8.50        8.00        9.75
Account growth interest rate in
 determining expense                            6.75        6.00        6.75
Account growth interest rate in
 determining benefit obligations at year end    6.00        6.75        6.00

--------------------------------------------------------------------------------

/a/ Rates are attributable to the Seafirst Corporation Retirement Plan (the
    Seafirst Plan) since this is the only U.S. defined benefit final average pay plan as of January 1, 1995. Effective December 31, 1995, the Seafirst Plan was merged into the Pension Plan.

NA - Not applicable

Defined Contribution Plans

During 1997, the majority of salaried U.S. employees within BAC were eligible to participate in the BankAmerica 401(k) Investment Plan (the 401(k) Plan). This plan provides tax-deferred investment opportunities to salaried employees who have completed a required length of service. Employees may contribute to the plan up to certain limits prescribed by the Internal Revenue Service. A portion of these contributions is matched by BAC. Contributions are invested at the direction of the participant. Effective January 1, 1996, the 401(k) Plan was amended to provide employees with pay-based credits. The pay-based credits are equal to 3 percent or 7 percent of an eligible employee's annual qualified earnings up to one-half of the Social Security wage base, depending upon the employee's age or length of service.

BAC maintains certain nonqualified defined contribution retirement plans. The related retirement benefits are paid from BAC's assets. In addition, certain non-U.S. employees within BAC are covered under defined contribution pension plans that are separately administered in accordance with local laws.

Aggregate contributions for all defined contribution plans were $169 million, $175 million, and $93 million in 1997, 1996, and 1995, respectively. The increase of $82 million in 1996 was primarily attributable to the aforementioned amendment regarding pay-based credits. Certain employer and employee contributions to the plans are used to purchase BAC's common stock at prices that approximate market values. Contributions, including dividends, to the plans were used to purchase 529,302 shares for $34 million in 1997, 761,094 shares for $30 million in 1996, and 591,890 shares for $16 million in 1995. Sales by the plans of BAC's common stock were 467,329 shares for $32 million in 1997, 581,146 shares for $26 million in 1996, and 1,687,176 shares for $45 million in 1995. The plans held 30,268,651 shares, 31,336,418 shares, and 31,988,306 shares of BAC's common stock at December 31, 1997, 1996, and 1995, respectively.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS

Employee Stock Plans

BAC offers shares of its common stock under three compensation plans: 1992 Management Stock Plan (the management stock plan), Performance Equity Program
(PEP), and Take Ownership!(TM) The BankAmerica Global Stock Option Program (Take Ownership!).

BAC offers shares of its common stock to certain key employees through options or restricted stock under the management stock plan. BAC was authorized to grant up to 10,658,006 and 11,023,416 shares of common stock in 1997 and 1996, respectively, under the management stock plan.

Shares are offered by the management stock plan under three types of options: nonqualified stock options, performance stock options, and incentive stock options. The shares under option generally vest ratably over three years. In addition, the shares under option generally become exercisable not earlier than six months and not later than ten years after the date the options are granted.

Options awarded before August 5, 1991 to principal officers of BAC are subject to certain restrictions and also constitute stock appreciation rights (SARs) equal to the number of shares covered by the options. These SARs are exercisable for the difference between the option price and the current market price of the stock at the time of exercise. The difference can be received in cash or in shares. SARs, which are included in options for purposes of this disclosure, are exercisable under the same terms as the related stock options.

Under the management stock plan, BAC also awards restricted stock to certain key employees. Generally, the stock is not released until the employee has completed a continuous service requirement specified in the award agreement. During 1997, BAC awarded 1,058,456 restricted shares with a weighted-average fair value at the date of grant of $73.34 per share. BAC awarded 1,137,252 restricted shares during 1996 which had a weighted-average fair value at the date of grant of $41.46 per share. In addition, in 1994 and 1995, shares of restricted stock were awarded under a three-year performance share program. There were no restricted shares awarded in 1996 and 1997 under the performance share program. Generally, these shares vested in three installments as the price of BAC common stock attained the specified targets. In 1996, the final installment of 302,000 of these shares vested. Shares of restricted stock outstanding under the management stock plan were 3,608,440 and 4,165,504 at December 31, 1997 and 1996, respectively.

Effective May 22, 1997, BAC adopted PEP under which BAC offers shares of its common stock to certain key employees. Two types of awards can be made under
PEP: market price options and premium price options. Under PEP, BAC is authorized to grant up to 11,400,000 shares of common stock. The market price options become exercisable ratably over three years and generally have a maximum term of ten years after the date the options are granted. The premium price options generally are exercisable not earlier than three years and not later than ten years after the date the options are granted. Furthermore, the premium price options only become exercisable when BAC's common stock price increases significantly to specified threshold levels within given time frames. Limited SARs may be awarded in conjunction with premium price options and become exercisable upon a change in control.

Effective October 1, 1996, BAC adopted Take Ownership! which covers substantially all of its employees. Under Take Ownership!, BAC is authorized to grant options, or SARs in certain foreign locations, to its employees for up to 70,200,000 shares of common stock. SARs are generally exercisable under the same terms as options. The shares granted under Take Ownership! vest ratably over three years and have a maximum term of five years after the date of grant. As of December 31, 1997, 28,013,806 options were outstanding under this program.

Both stock options and restricted stock are granted by the Executive Personnel and Compensation Committee of the Board of Directors. Shares available for grant under the management stock plan, through either stock options or restricted stock, were 7,139,419 and 4,263,778 at December 31, 1997 and 1996, respectively. Under PEP, 523,750 shares were available for grant at December 31, 1997. In addition, shares available for grant under Take Ownership! were 41,393,705 and 60,015,960 at December 31, 1997 and 1996, respectively. Shares subject to options that are canceled, except for those converted in connection with the Security Pacific Corporation and Continental Bank Corporation mergers, become available for future grants.

The following is a summary of options outstanding and exercisable at December 31, 1997:


--------------------------------------------------------------------------------------------------------------------------
                                                   Options Outstanding/a/                      Options Exercisable/a/
                                   ---------------------------------------------------------------------------------------
                                           Shares   Weighted-Average                             Shares
Range of                              Outstanding          Remaining   Weighted-Average     Exercisable   Weighted-Average
Exercise Prices                    at End of Year   Contractual Life     Exercise Price  at End of Year     Exercise Price
-------------------------------------------------------------------------------------------------------------------------
$4.35 to $35.75                        19,482,673              5.69           $22.92        16,107,745           $22.15
$41.34 to $72.00                       29,589,079              6.07            52.71         4,712,010            44.70
$73.53 to $108.00                      24,171,420              7.46            81.43                --               --
-------------------------------------------------------------------------------------------------------------------------
      Total                            73,243,172              6.43           $54.26        20,819,755           $27.26

-------------------------------------------------------------------------------------------------------------------------

/a/ Includes outstanding and exercisable options under former plans.
    No additional options can be granted under these former plans.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


The following is a summary of changes in the options for all of the employee stock plans:

--------------------------------------------------------------------------------
                                        Year Ended December 31/a/
                                      1997                    1996/b/
                       ---------------------------------------------------------
                                      Weighted-Avg.                Weighted-Avg.
                           Shares    Exercise Price      Shares   Exercise Price
--------------------------------------------------------------------------------
Balance,
 beginning
 of year                45,180,386/b/    $31.44/b/     36,251,348      $21.44
Granted                 40,896,039        73.05        18,740,750       44.89
Exercised               (8,499,494)       24.09        (8,734,398)      18.54
Forfeited               (4,331,690)       52.71        (1,077,314)      33.72
Expired                     (2,069)       20.15                --          --
--------------------------------------------------------------------------------
 Balance,
  End of
   Year                 73,243,172       $54.26        45,180,386      $31.44
Exercisable
 at end of
 year                   20,819,755       $27.26        18,211,016      $20.53

------------------------------------------------------------------------------

/a/ Includes outstanding and exercisable options under former plans. No additional options can be granted under these former plans.

/b/ Restated to reflect a two-for-one stock split effective June 2, 1997.

Compensation expense related to employee stock plans calculated using the intrinsic value method was $63 million and $50 million in 1997 and 1996, respectively. The table below reflects BAC's pro forma net income, earnings per common share, and diluted earnings per common share as if compensation expense for BAC's stock plans had been determined based on the fair value at the grant dates for awards under those plans. Since pro forma compensation expense relates to all periods over which the awards vest, the initial impact of pro forma compensation expense on pro forma net income may not be representative of compensation expense in subsequent years, when the effect of the amortization of multiple awards would be reflected.

--------------------------------------------------------------------------------
                                PRO FORMA RESULTS
--------------------------------------------------------------------------------
                                                     Year Ended December 31
(in millions, except per share data)               1997       1996       1995
--------------------------------------------------------------------------------
Net income                                       $3,106     $2,844     $2,655
Earnings per common share/b/                       4.30       3.68/a/    3.27/a/
Diluted earnings per common share/b/               4.21       3.62/a/    3.24/a/

--------------------------------------------------------------------------------

/a/ Restated to reflect a two-for-one stock split effective June 2, 1997.

/b/ Reflects the adoption of SFAS No. 128 including the restatement of prior year.

Fair values of the options were estimated at the date of grant using a variation of the Black-Scholes option pricing model, which includes the following assumptions used for the stock options awarded during 1997 and 1996, respectively: risk-free weighted average interest rate of 6.23 percent and 5.95 percent; weighted average dividend yield of 2.96 percent and 3.23 percent; weighted average expected volatility of 24.5 percent and 20.80 percent; expected option life for the management stock plan of 4.3 and 4.5 years; expected option life for PEP of 6.9 years and expected life for Take Ownership! of 2.6 and 2.6 years.

Except for the premium price options awarded under PEP, the weighted-average grant date fair values of the options granted during 1997 and 1996 were $12.09 and $7.53 per share, respectively. The weighted-average grant date fair values of the premium price options granted under PEP during 1997 was $8.01 per share. Generally, the exercise price of each option equals the market price of BAC's common stock on the date of grant with the exception of premium price options which have exercise prices significantly above the market price of BAC's common stock on the date of grant. Expiration dates ranged from January 20, 1998 to December 4, 2007 for options outstanding at December 31, 1997.

Postretirement Health Care and Life Insurance Benefits

BAC provides certain defined health care and life insurance benefits under plans for retired U.S. employees. Retiree health care benefits are offered under self-insured arrangements, as well as through various health maintenance organizations. The contributions of BAC are expressed as a fixed dollar amount. The cost of monthly coverage each year for retirees is equal to the difference between the projected total cost of coverage for the year and the fixed dollar amount. BAC's policy is to fund the cost of medical benefits in amounts determined at the discretion of management. Employer contributions are invested in diversified portfolios, including fixed income and equity investments.

The assumed discount rates used to measure the accumulated postretirement benefit obligation were 6.50 percent and 7.25 percent at December 31, 1997 and 1996, respectively. The expected long-term rates of return on plan assets used in computing the net periodic postretirement cost were 8.50 percent, 8.00 percent, and 9.75 percent, for the years ended December 31, 1997, 1996, and 1995, respectively.

The following is a reconciliation between the funded status of all postretirement benefit plans other than pensions and the amounts included in BAC's consolidated balance sheet:

--------------------------------------------------------------------------------
                                                           December 31
  (in millions)                                        1997          1996
--------------------------------------------------------------------------------
Accumulated postretirement benefit obligation:
 Retirees                                              $510          $467
 Fully eligible active plan participants                 18            19
 Other active plan participants                         104            89
--------------------------------------------------------------------------------
   Total accumulated postretirement
    benefit obligation                                  632           575

Less: Plan assets at fair value, primarily
      listed stocks and bonds                           136           116
--------------------------------------------------------------------------------

   Accumulated postretirement benefit
    obligation in excess of plan assets                 496           459

Less: Unrecognized net transition obligation            398           424
     Unrecognized net gain                              (36)          (61)
     Unrecognized prior service benefit                  (3)          (23)
--------------------------------------------------------------------------------
       Accrued Postretirement Benefit Cost             $137          $119

--------------------------------------------------------------------------------

78

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS

The unrecognized net transition obligation is being amortized on a straight-line basis over twenty years. The following is a summary of the components of net periodic postretirement cost:

--------------------------------------------------------------------------------
                                                    Year Ended December 31
(in millions)                                  1997           1996        1995
--------------------------------------------------------------------------------
Service cost - benefits earned
 during the year                            $   5          $   6       $   6
Interest cost on accumulated
 postretirement benefit obligation             40             40          49
Net amortization and deferral                  33             28          37
Effect of actual return on plan assets        (20)           (12)        (17)
--------------------------------------------------------------------------------
 Net Periodic Postretirement Cost            $ 58           $ 62        $ 75

--------------------------------------------------------------------------------

24   Earnings per Common Share

Effective December 15, 1997, BAC adopted SFAS No. 128, "Earnings per Share." For information regarding the adoption of SFAS No. 128, refer to Note 1 of the Notes to Consolidated Financial Statements on pages 60-65.

Under the new requirements, BAC's computation of earnings per common and common equivalent share is replaced by earnings per common share, which excludes any dilutive effect of stock options and warrants outstanding during the period. Earnings per common share is computed by dividing net income applicable to common stock by the average number of common shares outstanding during the period.

Also, under SFAS No. 128, BAC's computation of earnings per common and common equivalent share, assuming full dilution, is replaced with diluted earnings per common share. Diluted earnings per common share is computed by dividing net income applicable to common stock by the average number of common shares outstanding during the period including the dilutive effect of stock options and warrants outstanding during the period. The dilutive effect of stock options and warrants outstanding during the period is computed using the average market price of BAC's common stock for the period.

Earnings per common share have been computed based on the following:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                           Year Ended December 31

                                                        1997                         1996/a/                       1995/a/
                                              -------------------------------------------------------------------------------------
                                                                  Diluted                      Diluted                      Diluted
(dollar amounts in millions,                  Earnings Per   Earnings Per  Earnings Per   Earnings Per   Earnings Per  Earnings Per
except per share data)                        Common Share   Common Share  Common Share   Common Share   Common Share  Common Share
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                          $3,210         $3,210        $2,873         $2,873         $2,664        $2,664
Less: Preferred stock dividends                        100            100           185            185            227           227
-----------------------------------------------------------------------------------------------------------------------------------
 Net income applicable to common stock               3,110          3,110         2,688          2,688          2,437         2,437
Average number of common shares outstanding    699,189,176    699,189,176   722,373,206    722,373,206    741,963,186   741,963,186
Effect of dilutive options and warrants                 --     20,587,405            --     13,681,838             --     9,148,652
-----------------------------------------------------------------------------------------------------------------------------------
 Average number of common shares outstanding
  used to calculate earnings per common share  699,189,176    719,776,581   722,373,206    736,055,044    741,963,186   751,111,838
    Earnings Per Common Share                       $ 4.45         $ 4.32        $ 3.72         $ 3.65         $ 3.28        $ 3.24

-----------------------------------------------------------------------------------------------------------------------------------

/a/ Restated to reflect a two-for-one stock split effective June 2, 1997.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


25     Off-Balance-Sheet Transactions

In the ordinary course of business, BAC enters into various types of transactions that involve credit-related financial instruments and derivative financial instruments that are not required to be recorded on the balance sheet. Credit-related financial instruments are typically customer-driven, while derivative financial instruments are entered into both with customers and for BAC's own account in managing interest rate and foreign exchange risks.

In its effort to manage credit risk associated with derivative financial instruments, BAC ensures that its off-balance-sheet portfolio is well diversified, both in terms of instrument type and industry and customer concentration. In addition, credit risk is managed through BAC's credit approval process. It is also BAC's policy to execute legally enforceable master netting agreements with its derivative financial instrument customers, which provide for the netting of BAC's current positive and negative closeout exposures associated with all individual transactions of those counterparties in the event of default. To further mitigate off-balance-sheet credit exposures, BAC obtains collateral where determined appropriate.

Credit-Related Financial Instruments

Credit-related financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Fees received from credit-related financial instruments are recognized over the terms of the contracts and are included in other fees and commissions in noninterest income.

Unfunded credit commitments at December 31, 1997 and 1996 totaled $171,924 million and $158,287 million, respectively, of which $16,806 million and $10,255 million related to foreign-based customers and $155,118 million and $148,032 million related to domestic-based customers. At both December 31, 1997 and 1996, no domestic or foreign industry nor any individual foreign country comprised more than 10 percent of total unfunded noncredit-card-related commitments. For a summary of funded loan outstandings by type at December 31, 1997 and 1996, refer to Note 9 of the Notes to Consolidated Financial Statements on page 68.

A summary of the contractual amounts of each significant class of off-balance-sheet credit-related financial instruments outstanding appears in the table below. The contractual amounts of these instruments are not recorded as assets or liabilities on the balance sheet. These amounts represent the amounts at risk should the contract be fully drawn upon, the client default, and the value of any existing collateral become worthless.

--------------------------------------------------------------------------------
                                                             December 31
(in millions)                                             1997          1996
--------------------------------------------------------------------------------
Commitments to extend credit:
 Unutilized credit card lines                        $  35,920      $  36,897
 Other commitments to extend credit                    114,771        100,234
Standby letters of credit (net of participations
 sold: 1997 -- $3,300; 1996 -- $2,999)                  18,888         17,092
Commercial letters of credit                             2,345          4,064

--------------------------------------------------------------------------------

COMMITMENTS TO EXTEND CREDIT

Unutilized credit card lines are commitments to extend credit. These lines generally are not secured and may be canceled by BAC after thirty-days written notice to the customer. Many credit card customers are not expected to fully draw down their total lines of credit and, therefore, the total contractual amount of these lines does not necessarily represent future cash requirements.

Other commitments to extend credit represent agreements to extend credit to customers for which BAC may have received fees. These commitments have specified interest rates and generally have fixed expiration dates and may be terminated by BAC if certain conditions of the contract are violated. Although they are currently subject to drawdown, many of these commitments are expected to expire or terminate without being funded. Of total other commitments to extend credit at December 31, 1997, $53,591 million will expire in less than one year, $56,208 million from one to five years, and $4,972 million after five years. Generally, other commitments are not secured, but, when required, collateral may include cash, securities, and real estate.

STANDBY LETTERS OF CREDIT

A standby letter of credit (SBLC) represents an irrevocable obligation to pay a third-party beneficiary in the event a customer fails to meet a financial or performance obligation. BAC's determination of whether an SBLC is a financial or performance obligation is based upon the contractual obligation which triggers payment. When the contractual obligation is financial, such as securing bonds or debt, the SBLC is classified as financial. When the contractual obligation is performance-related, such as shipping a product or providing a service, then the SBLC is classified as performance. Credit risk arises in these transactions from the possibility that, if the SBLC has been drawn upon due to default of payment or nonperformance, a customer may not be able to repay BAC. Historically, losses associated with counterparty nonperformance on these instruments have been immaterial.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


At December 31, 1997 and 1996, financial SBLCs totaled $14,530 million and $12,720 million, respectively. Of the year-end 1997 balance, $9,156 million will expire in less than one year, $4,797 million will expire in one to five years, and $577 million will expire after five years.

At December 31, 1997 and 1996, performance SBLCs totaled $4,358 million and $4,372 million, respectively. Of the year-end 1997 balance, $2,579 million will expire in less than one year, $1,769 million will expire in one to five years, and $10 million will expire after five years.

Fees received for SBLCs are recognized over the lives of the contracts and are included in other fees and commissions in noninterest income. Generally, SBLCs are not secured, but, when required, collateral may include cash and securities.

COMMERCIAL LETTERS OF CREDIT

Commercial letters of credit ensure payment by a bank to a third party for a customer's foreign or domestic trade transactions. BAC's credit risk in these transactions is limited by the face amount of the letter of credit, along with the related collateral and the general duration of the contract.

Derivative Financial Instruments

Derivative financial instruments include swaps, futures, forwards, and option contracts, all of which derive their value from underlying interest rates, foreign exchange rates, commodity values or equity instruments. For most contracts, notional amounts are used solely to determine cash flows to be exchanged. However, certain foreign exchange contracts are designed for principal amounts to be exchanged on a common settlement date. The notional or contract amounts associated with foreign exchange and derivative financial instruments are not recorded as assets or liabilities on the balance sheet and do not represent the potential for gain or loss associated with such transactions.

A more detailed discussion regarding the accounting treatment for trading and hedging derivative financial instruments and related unrealized gains and losses may be found in Footnote 1 of the Notes to Consolidated Financial Statements on pages 60 -- 65.

The table on the next page summarizes the notional and credit risk amounts for each significant class of derivative financial instrument outstanding in BAC's trading and asset and liability management portfolios.

Credit risk represents unrealized gains on derivative financial instruments. It is the amount of loss that BAC would suffer if all counterparties failed to perform according to the terms of the contract and the value of any existing collateral became worthless, based on then-current currency exchange and interest rates at each respective period after the effects of master netting agreements. In the aggregate for all contracts, credit risk totaled $10.9 billion at December 31, 1997.

The table on page 83 summarizes the average and year-end fair values of each significant class of derivative financial instrument outstanding in BAC's trading portfolio and the year-end fair values for each significant class of derivative financial instrument outstanding in BAC's asset and liability management portfolio. Fair value amounts consist of unrealized gains and losses, accrued interest receivable and payable, and premiums paid or received, and take into account master netting agreements.

The fair value amounts for the trading portfolio are disaggregated by gross unrealized gains (assets) and gross unrealized losses (liabilities), while the fair value amounts for the asset and liability management portfolio are shown on a net basis. Fair value amounts were generally calculated using discounted cash flow models based on current market yields for similar instruments and the maturity of each instrument.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
      NOTIONAL AND CREDIT RISK AMOUNTS FOR DERIVATIVE FINANCIAL INSTRUMENTS
                       HELD OR ISSUED FOR TRADING PURPOSES
--------------------------------------------------------------------------------

                                                     December 31, 1997      December 31, 1996
                                              --------------------------------------------------
                                                Notional      Credit     Notional     Credit
(in millions)                                     Amount        Risk/a/    Amount       Risk/a/
------------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
Interest rate swaps                           $  463,295    $  1,828/b/  $442,160    $ 2,968/b/
Futures and forward rate contracts:
  Commitments to purchase                        112,562          69      138,381         34
  Commitments to sell                            145,158          50      182,065        280
Written options                                   27,191          --/c/    32,679         --/c/
Purchased options                                 36,522         395       40,805        373
------------------------------------------------------------------------------------------------
  Total interest rate contracts                  784,728       2,342      836,090      3,655

FOREIGN EXCHANGE CONTRACTS
Spot, forward, and futures contracts             575,761       6,530      612,767      2,670
Written options                                   31,748          --/c/    24,840         --/c/
Purchased options                                 30,330         520       23,272        319
Currency swaps                                    29,063       1,450       27,589        951
------------------------------------------------------------------------------------------------
  Total foreign exchange contracts               666,902       8,500      688,468      3,940
Stock Index Options and Commodity Contracts        4,349          87        1,561         87
------------------------------------------------------------------------------------------------
  Total                                       $1,455,979/d/ $ 10,929   $1,526,119/e/ $ 7,682

------------------------------------------------------------------------------------------------

/a/ Credit risk represents current replacement cost after the effects of master netting agreements.
/b/ Includes the effects of cross product netting of certain interest rate derivatives and currency swaps.
/c/ Interest rate and foreign exchange options written have no credit risk.
/d/ Interest rate swaps and interest rate options in the trading portfolio include intercompany hedging-related contracts of $6.5 billion and $0.7 billion, respectively. Foreign exchange contracts in the trading portfolio include $4.2 billion of intercompany hedging-related contracts.
/e/ Interest rate swaps and interest rate options in the trading portfolio include intercompany hedging-related contracts of $13.9 billion and $0.7 billion, respectively. Foreign exchange contracts in the trading portfolio include $2.4 billion of intercompany hedging-related contracts.

--------------------------------------------------------------------------------
      NOTIONAL AND CREDIT RISK AMOUNTS FOR DERIVATIVE FINANCIAL INSTRUMENTS
           HELD OR ISSUED FOR ASSET AND LIABILITY MANAGEMENT PURPOSES
--------------------------------------------------------------------------------

                                               December 31, 1997            December 31, 1996
                                              -------------------------------------------------
                                              Notional     Credit        Notional      Credit
(in millions)                                   Amount       Risk/a/       Amount        Risk/a/
-----------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
Interest rate swaps                           $ 48,704    $   167        $ 46,445    $   128
Futures and forward rate contracts              89,650         --          58,467         --
Purchased options                               17,959         49          10,957         81
-----------------------------------------------------------------------------------------------
 Total interest rate contracts                 156,313        216         115,869        209

FOREIGN EXCHANGE CONTRACTS
Spot, forward, and futures contracts             3,756         --           1,746         --
Currency swaps                                     771         --             673         --
-----------------------------------------------------------------------------------------------
 Total foreign exchange contracts                4,527         --           2,419         --
  Total                                      $ 160,840/b/ $    216       $118,288/c/ $   209

-----------------------------------------------------------------------------------------------

/a/ Credit risk represents current replacement cost after the effects of master netting agreements.
/b/ Interest rate swaps and interest rate options in the asset and liability management portfolio include intercompany hedging-related contracts of $6.5 billion and $0.7 billion, respectively. Foreign exchange contracts in the asset and liability management portfolio include $4.2 billion of intercompany hedging-related contracts.
/c/ Interest rate swaps and interest rate options in the asset and liability management portfolio include intercompany hedging-related contracts of $13.9 billion and $0.7 billion, respectively. Foreign exchange contracts in the asset and liability management portfolio include $2.4 billion of intercompany hedging-related contracts.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS

-------------------------------------------------------------------------------------------------------------------------------
                        FAIR VALUES OF DERIVATIVE FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES
--------------------------------------------------------------------------------------------------------------------------------
                                                         December 31, 1997                          December 31, 1996
--------------------------------------------------------------------------------------------------------------------------------
                                           Average Fair Value            Year-End      Average Fair Value            Year-End
(in millions)                              For the Year Ended/a,b/     Fair Value/b/   For the Year Ended/a,b/     Fair Value/b/
--------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
Interest rate swaps:
 Assets                                               $ 2,280             $ 1,828                 $ 2,956             $ 2,968
 Liabilities                                           (1,999)             (1,603)                 (2,661)             (2,820)
Futures and forward rate contracts:
 Assets                                                   150                 119                     335                 314
 Liabilities                                             (131)                (78)                   (331)               (329)
Written options                                          (283)               (302)                   (221)               (300)
Purchased options                                         303                 395                     307                 373
--------------------------------------------------------------------------------------------------------------------------------
  Total interest rate contracts                           320                 359                     385                 206

FOREIGN EXCHANGE CONTRACTS
Spot, forward, and futures contracts:
 Assets                                                 4,454               6,530                   2,358               2,670
 Liabilities                                           (4,370)             (6,521)                 (2,709)             (2,842)
Written options                                          (640)               (731)                   (333)               (369)
Purchased options                                         504                 520                     283                 319
Currency swaps:
 Assets                                                 1,154               1,450                   1,137                 951
 Liabilities                                             (962)             (1,199)                 (1,308)               (937)
--------------------------------------------------------------------------------------------------------------------------------
  Total foreign exchange contracts                        140                  49                    (572)               (208)

STOCK INDEX OPTIONS AND COMMODITY CONTRACTS
 Assets                                                    67                  87                      58                  87
 Liabilities                                              (61)                (68)                    (25)                (36)
--------------------------------------------------------------------------------------------------------------------------------
  Total stock index options and commodity contracts         6                  19                      33                  51
   Total                                              $   466             $   427                 $  (154)            $    49

--------------------------------------------------------------------------------------------------------------------------------

/a/ Average fair value amounts are calculated based on monthly balances.
/b/ For a description of fair value methodologies, refer to Note 26 of the Notes to Consolidated Financial Statements on pages 86 -- 88.

--------------------------------------------------------------------------------
             FAIR VALUES OF DERIVATIVE FINANCIAL INSTRUMENTS HELD
             OR ISSUED FOR ASSET AND LIABILITY MANAGEMENT PURPOSES
--------------------------------------------------------------------------------

                                                               December 31
(in millions)                                           1997/a,b/    1996/a,b/
--------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
Interest rate swaps                                    $(325)       $(369)
Futures and forward rate contracts                       (16)         (26)
Purchased options                                         42           (4)
--------------------------------------------------------------------------------
 Total interest rate contracts                          (299)        (399)

FOREIGN EXCHANGE CONTRACTS
Spot, forward, and futures contracts                      --           --
Currency swaps                                          (133)         (63)
--------------------------------------------------------------------------------
 Total foreign exchange contracts                       (133)         (63)
  Total                                                $(432)       $(462)

--------------------------------------------------------------------------------

/a/ For a description of fair value methodologies, refer to Note 26 of the Notes to Consolidated Financial Statements on pages 86 -- 88.
/b/ Bracketed amounts reflect net liability positions.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


INTEREST RATE AND CURRENCY SWAPS

Interest rate swaps are contractual agreements between two parties to exchange periodic payments in the same currency, each of which is computed on a different interest rate basis, on a specified notional amount. Most interest rate swaps involve the net exchange of payments calculated as the difference between fixed and floating interest rate payments. Currency swaps, in their simplest form, are contractual agreements that involve the exchange of both periodic and final amounts in two different currencies. Exposure to loss on both types of swap contracts will increase or decrease over their respective lives as a function of maturity dates, interest and foreign exchange rates, and timing of payments.

INTEREST RATE FUTURES, FORWARD, AND OPTION CONTRACTS

Interest rate futures are exchange-traded instruments and represent commitments to purchase or sell a designated security or money market instrument at a specified future date and price. Interest rate forward agreements are over-the-counter contracts where two parties agree on an interest rate and tenor that will become a reference point in determining, in concert with an agreed notional principal amount, a net payment to be made by one party to the other, depending on what market rate in fact prevails at a future point in time. Interest rate options, which primarily consist of caps and floors, are interest rate protection instruments that involve the obligation of the seller to pay the buyer an interest rate differential in exchange for a premium paid by the buyer. This differential represents the difference between current interest rates and an agreed-upon rate applied to a notional amount. Exposure to loss on all interest rate contracts will increase or decrease over their respective lives as interest rates fluctuate. For interest rate futures and exchange-traded option contracts, BAC's exposure to off-balance-sheet credit risk is limited, as these transactions are executed on organized exchanges that assume the obligations of counterparties and generally require security deposits and daily settlement of margins.

FOREIGN EXCHANGE CONTRACTS

Foreign exchange contracts, which include spot, forward and futures contracts, represent agreements to exchange the currency of one country for the currency of another country at an agreed-upon price, on an agreed-upon settlement date. Foreign exchange option contracts are similar to interest rate option contracts, except that they are based on currencies, rather than interest rates. Exposure to loss on these contracts will increase or decrease over their respective lives as currency exchange and interest rates fluctuate. For exchange-traded foreign exchange contracts, BAC's exposure to off-balance-sheet credit risk is limited, as these transactions are executed on organized exchanges that assume the obligations of counterparties and generally require security deposits and daily settlement of margins.

Trading Activities

Trading income represents the net amount earned from BAC's trading activities, which include entering into transactions to meet customer demand and taking positions for BAC's own account in a diverse range of financial instruments and markets. The profitability of these trading activities depends largely on the volume and diversity of the transactions BAC executes, the level of risk it is willing to assume, and the volatility of price and rate movements.

Trading income, as disclosed in BAC's consolidated statement of operations, does not include the net interest income associated with trading activities. However, the trading-related net interest income amounts are presented in the table below as they are considered in evaluating the overall profitability of those activities.

To reflect the business purpose and use of the financial contracts into which BAC enters, trading income and the related net interest revenue or expense associated with the respective products have been allocated into three broad functional categories: interest rate products, foreign exchange contracts, and debt instruments trading. Trading-related income from interest rate products primarily includes the results from transactions using interest rate and currency swaps, interest rate futures, option contracts, and forward rate agreements, as well as cash instruments used in the management of this function. Trading-related income from foreign exchange contracts primarily includes the results from transactions using foreign exchange spot, forward, futures, and option contracts. Trading-related income from debt instruments primarily represents the results from trading activities in various debt securities, including U.S. government and government agency securities, foreign government securities (including securities in emerging markets), mortgage-backed securities, municipal bonds, and corporate debt.

--------------------------------------------------------------------------------
                             TRADING-RELATED INCOME
--------------------------------------------------------------------------------
                                                      Year Ended December 31
(in millions)                                         1997     1996     1995
--------------------------------------------------------------------------------
TRADING INCOME
Interest rate products                              $   25    $  56    $  67
Foreign exchange contracts                             444      316      303
Debt instruments                                       223      258      157
--------------------------------------------------------------------------------
                                                    $  692    $ 630    $ 527

OTHER TRADING-RELATED INCOME/a/
Interest rate products                              $   43    $  31    $  30
Foreign exchange contracts                               7       20       28
Debt instruments                                       219      208      152
--------------------------------------------------------------------------------
                                                    $  269    $ 259    $ 210

--------------------------------------------------------------------------------

/a/ Primarily includes the net interest revenue associated with the respective products.

Asset and Liability Management Activities

BAC uses derivative financial instruments to manage interest rate risk related to designated assets and liabilities, primarily fixed rate and adjustable rate residential mortgages, long-term debt, and deposits. Foreign exchange derivative financial instruments are used to hedge net capital exposure and foreign currency exposures.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


One strategy that BAC employs in managing interest rate risk is the use of interest rate swaps to modify the interest rate characteristics of designated categories of assets and liabilities. For example, BAC may enter into an interest rate swap to alter cash flows on its long-term debt from fixed to floating rate in an effort to reduce gap mismatches.

Another hedging strategy used by BAC is the purchase of options to protect against significant loss due to extreme interest rate movements. For example, BAC may purchase interest rate floors on its adjustable rate mortgage portfolio to reduce the risk of loss from a rapid or prolonged decline in interest rates. In addition, BAC may use interest rate swaps to hedge against market value fluctuations of available-for-sale securities.

The above hedging strategies would be rendered ineffective if BAC disposes of the underlying product being hedged or if certain unexpected events occur. In addition, BAC may terminate its hedging-related contracts in reaction to certain events or circumstances. The deferred gains or losses on terminated contracts recorded in BAC's consolidated balance sheet at December 31, 1997 and 1996, and the amortization of such amounts for the years 1997 and 1996 were not significant.

The table below summarizes the expected or contractual maturities and weighted average interest rates associated with amounts to be received or paid on BAC's interest rate swaps used to manage asset and liability interest rate exposure at

--------------------------------------------------------------------------------
             Asset and Liability Management Interest Rate Swaps/a/
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                           December 31, 1997

                                                   Greater     Greater    Greater     Greater    Greater      Greater
                                                    than         than       than        than       than         than
(dollar amounts in billions)           0-1 year   1-2 years   2-3 years  3-4 years   4-5 years  5-10 years    10 years      Total/c/
------------------------------------------------------------------------------------------------------------------------------------
RECEIVE FIXED/b/
Notional amount                         $  1.5      $  1.9      $  1.6     $  2.0      $  2.0      $12.8       $  2.0         $23.8
Weighted average receive rate             6.68%       6.52%       6.44%      7.07%       7.02%      6.47%        6.60%         6.59%

PAY FIXED/b/
Notional amount                         $  3.7      $  4.9      $  5.3     $  2.3      $  1.1      $ 4.4       $  1.3         $23.0
Weighted average pay rate                 6.19%       6.33%       7.03%      6.99%       7.24%      7.21%        7.20%         6.80%

FORWARD RECEIVE FIXED/d/
Notional amount                             --          --          --         --          --      $ 0.4       $  0.7         $ 1.1
Weighted average receive rate               --          --          --         --          --       7.40%        6.46%         6.80%

FORWARD PAY FIXED/d/
Notional amount                             --      $  0.2      $  0.1         --      $  0.1      $ 0.1           --         $ 0.5
Weighted average pay rate                   --        6.16%       6.28%        --        8.95%      8.13%          --          7.14%

BASIS SWAPS/e/
Notional amount                             --          --          --         --          --      $ 0.3           --         $ 0.3
------------------------------------------------------------------------------------------------------------------------------------
Total Notional Amount                                                                                                         $48.7

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                               December 31, 1996

                                                   Greater     Greater    Greater     Greater    Greater      Greater
                                                    than         than       than        than       than         than
(dollar amounts in billions)           0-1 year   1-2 years   2-3 years  3-4 years   4-5 years  5-10 years    10 years      Total/c/
------------------------------------------------------------------------------------------------------------------------------------
RECEIVE FIXED/b/
Notional amount                         $  4.4      $  1.1      $  1.3     $  1.8      $  1.7      $11.6       $  3.6         $25.5
Weighted average receive rate             6.02%       6.69%       6.91%      6.35%       7.29%      6.62%        6.75%         6.58%

PAY FIXED/b/
Notional amount                         $  2.4      $  3.5      $  1.8     $  3.6      $  2.4      $ 4.4       $  0.1         $18.2
Weighted average pay rate                 5.95%       6.19%       6.65%      6.97%       7.11%      7.16%        7.30%         6.72%

FORWARD RECEIVE FIXED/d/
Notional amount                             --          --      $  0.8     $  0.1          --      $  0.4          --         $ 1.3
Weighted average receive rate               --          --        6.46%      5.62%         --        7.40%         --          6.68%

FORWARD PAY FIXED/d/
Notional amount                             --          --      $  0.1     $  0.7          --      $  0.3          --         $ 1.1
Weighted average pay rate                   --          --        6.55%      7.82%         --        8.14%         --          7.79%

BASIS SWAPS/e/
Notional amount                             --          --          --         --          --      $  0.3          --         $ 0.3
------------------------------------------------------------------------------------------------------------------------------------
Total Notional Amount                                                                                                         $46.4

------------------------------------------------------------------------------------------------------------------------------------

/a/ Includes intercompany swaps.
/b/ The variable rate side of substantially all receive fixed rate and pay fixed rate swaps is based on the one-, three-, or six-month LIBOR. At December 31, 1997 and 1996, the one-, three-, and six-month LIBOR rates were 5.7188 percent and 5.5000 percent, 5.8125 percent and 5.6016 percent, and 5.8438 percent and 6.1250 percent, respectively.
/c/ Includes $1.4 billion and $1.0 billion of swaps with amortizing notional amounts at December 31, 1997 and 1996, respectively.
/d/ Accrual of interest on forward swaps starts at a predetermined future date.
    The majority of the forward swaps start accruing interest one to three years after each reported year end.
/e/ Basis swaps are interest rate swaps in which both amounts paid and received are based on floating LIBOR rates.

BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


December 31, 1997 and 1996. These swaps have been designated as accounting hedges and are used to modify the interest rate characteristics of certain designated categories of assets and liabilities.

Approximately 56 percent of BAC's hedging-related interest rate futures and forward rate agreements outstanding at December 31, 1997 mature within one year, while approximately 83 percent of its hedging-related option contracts mature between five and ten years. Approximately 75 percent of BAC's hedging-related interest rate futures and forward rate agreements outstanding at December 31, 1996 matured within one year, while approximately 80 percent of its hedging-related option contracts mature between five and ten years.


26     Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of BAC's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts BAC could have realized in a sales transaction at either December 31, 1997 or 1996. The estimated fair value amounts for 1997 and 1996 have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end. This disclosure of fair value amounts does not include lease financing, MSA, intangibles, including core deposit intangibles and credit card intangibles, or trust preferred securities.

The following information should not be interpreted as an estimate of the fair value of the entire corporation since a fair value calculation is only required for a limited portion of BAC's assets. Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between BAC's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of BAC's financial instruments at December 31, 1997 and 1996.


Financial Instruments Valued at Carrying Value

The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and due from banks, interest-bearing deposits in banks, federal funds sold and purchased, securities purchased and sold under resale and repurchase agreements, trading account assets, customers' acceptance liability, accrued interest receivable, other short-term borrowings, acceptances outstanding, accrued interest payable, and certain other assets and liabilities that are considered financial instruments. Carrying values were assumed to approximate fair values for these financial instruments as they are short term in nature and their recorded amounts approximate fair values or are receivable or payable on demand.


Available-for-Sale and Held-to-Maturity Securities

Fair value amounts of available-for-sale and held-to-maturity securities were based on quoted market prices, if available. If quoted market prices did not exist, fair values were estimated using book, cost, or appraised value. Available-for-sale securities are carried at their aggregate fair value, while held-to-maturity securities are carried at amortized cost. There were no off-balance-sheet financial instruments that qualified as accounting hedges for held-to-maturity securities at December 31, 1997 or 1996. For more information on the fair value of these securities, refer to Note 7 of the Notes to Consolidated Financial Statements on pages 66 -- 67.


Loans

The fair values of residential first mortgages were estimated using pricing procedures that are similar to those used when these loans are sold in the secondary market in the normal course of business. These pricing procedures use current market rates for loans with similar characteristics and risk factors.

For residential junior mortgages, consumer installment loans, and other consumer loans that do not reprice frequently, the fair values were estimated using discounted cash flow models. The discount rates were based on current market pricing for loans with similar characteristics and risk factors. Since substantially all credit card loans, individual lines of credit, and other variable rate consumer loans reprice frequently, with interest rates reflecting current market pricing, the carrying values of these loans were assumed to approximate their fair values.

The fair values of domestic commercial loans that do not reprice or mature within relatively short time frames were estimated using discounted cash flow models. The discount rates were based on current market interest rates for similar types of loans, remaining maturities and credit ratings. For domestic commercial loans that reprice within relatively short time frames, the carrying values were used to approximate their fair values.

Substantially all of the foreign loans reprice within relatively short time frames. Accordingly, for the majority of foreign loans, the carrying values were assumed to approximate their fair values.

For purposes of these fair value estimates, the fair values of nonaccrual loans were computed by deducting an estimated market discount from their carrying values to reflect the uncertainty of future cash flows.

                                      BankAmerica Corporation 1997 Annual Report

                      CONSOLIDATED FINANCIAL STATEMENTS


The fair values of commitments to extend credit were not significant at either December 31, 1997 or 1996.

The aggregate fair value of loans excludes the effect of off-balance-sheet financial instruments that qualify as accounting hedges. The fair value of these hedges was $(23) million and $(8) million at December 31, 1997 and 1996, respectively. The contract amount of these instruments was $18,066 million and $12,545 million at December 31, 1997 and 1996, respectively.


Other Financial Instruments

For non-exchange-traded equity securities, which are included in other assets, fair values were estimated using equity, cost, or appraised value. The carrying values of all other components of other assets that are considered financial instruments approximated their respective fair values, as they are short term in nature or are receivable or payable on demand.

The following is a summary of previously described on-balance-sheet asset financial instruments whose fair values differ from their carrying values for either of the periods presented:

--------------------------------------------------------------------------------
                                                    December 31
                                           1997                     1996
                                 -----------------------------------------------
                                 Carrying         Fair     Carrying         Fair
(in millions)                       Value        Value        Value        Value
--------------------------------------------------------------------------------
ASSETS
Held-to-maturity
 securities                      $  3,667     $  3,744     $  4,138     $  3,920
Loans:
 Domestic consumer:
  Residential first mortgages      31,749       32,467       37,459       37,998
  Other consumer loans             38,432       38,459       40,094       40,048
 Domestic commercial               61,578       61,579       56,160       56,082
 Foreign                           27,196       27,168       25,053       25,019
--------------------------------------------------------------------------------
   Total loans                   $158,955     $159,673     $158,766     $159,147

Other financial
 instruments                        2,717        2,756        2,596        2,611

--------------------------------------------------------------------------------

Deposits

The fair values of domestic and foreign demand deposits, savings deposits, and money market deposits without defined maturities were the amounts payable on demand.

For domestic deposits with defined maturities, the fair values were estimated using discounted cash flow models that apply market interest rates corresponding to similar deposits and timing of maturities. For variable-rate deposits with fixed repricing dates, the first repricing date was considered the maturity date for purposes of the fair value calculation. For variable-rate deposits where BAC has the contractual right to change rates, carrying value was assumed to approximate fair value.

The carrying values of total foreign time deposits were assumed to approximate their fair values since these deposits primarily had variable rates and repriced within relatively short time frames.

The fair value of deposits excludes the fair value of off-balance-sheet financial instruments that qualify as accounting hedges for the bank's deposits. The fair value of these accounting hedges was $(334) million and $(478) million at December 31, 1997 and 1996, respectively. The contract amount of these financial instruments was $134,148 million and $93,083 million at December 31, 1997 and 1996, respectively.


Long-term Debt

The fair values of BAC's long-term debt instruments were calculated based on quoted market prices. For those long-term debt issues where quoted market prices were not available, a discounted cash flow model was used. The discount rates were based on yield curves appropriate for the remaining maturities of the instruments.

The fair value of long-term debt excludes the fair value of off-balance-sheet financial instruments that qualify as accounting hedges for the parent's long-term debt. The fair value of these hedges was $(120) million and $24 million at December 31, 1997 and 1996, respectively. The contract amount of these financial instruments was $4,132 million and $12,660 million at December 31, 1997 and 1996, respectively.


Subordinated Capital Notes

The fair value of BAC's subordinated capital notes was calculated based on quoted market prices.

The following is a summary of previously described on-balance-sheet liability financial instruments whose aggregate fair values differ from their carrying values for either of the periods presented:

--------------------------------------------------------------------------------
                                                    December 31
                                          1997                      1996
--------------------------------------------------------------------------------
                                 Carrying         Fair     Carrying         Fair
(in millions)                       Value        Value        Value        Value
--------------------------------------------------------------------------------
LIABILITIES
Deposits                         $172,037     $171,929     $168,015     $167,971
Long-term debt                     13,569       14,002       15,430       15,754
Subordinated capital notes            353          362          355          368

--------------------------------------------------------------------------------

BankAmerica Corporation 1997 Annual Report

                       CONSOLIDATED FINANCIAL STATEMENTS


Derivative Financial Instruments

The following is a summary of the fair values of derivative financial instruments outstanding. The fair value of exchange-traded derivative financial instruments was based on quoted market prices or dealer quotes. Fair value of non-exchange traded, or over-the-counter (OTC) derivative financial instruments consisted of net unrealized gains and losses, accrued interest receivable or payable, and premiums paid or received. These amounts were generally calculated using discounted cash flow models based on current market yields for similar types of instruments and the maturity of each instrument. The discount rates were based on market interest rates and indices for similar derivative financial instruments prevalent in the market. Refer to Note 25 of the Notes to Consolidated Financial Statements on pages 80 -- 86 for more information regarding off-balance-sheet transactions, including a summary of the fair values for each significant class of derivative financial instrument outstanding in BAC's trading and asset and liability management portfolios.

--------------------------------------------------------------------------------
                            Fair Values of Derivative
                              Financial Instruments
--------------------------------------------------------------------------------

                                                December 31
(in millions)                               1997           1996
--------------------------------------------------------------------------------
Trading                                    $ 427         $   49
Asset and Liability Management              (432)          (462)

--------------------------------------------------------------------------------

27     Restructuring Charge

BAC recorded a pre-tax restructuring charge of $280 million in the fourth quarter of 1996 as a result of decisions to implement a number of restructurings of its business activities. The charge covered approximately $196 million for severance payments, $72 million for premises expense, primarily reflecting the planned closure of 120 branches, and $12 million for other costs affected by the actions. The severance payments will reflect an estimated reduction of 3,700 positions due to the restructuring of BAC's business activities. Management expects that the projects relating to these restructurings will be completed by the end of 1998.

During 1997, 1,836 positions were reduced, reflecting a remaining balance of 1,864 positions at December 31, 1997. Due to BAC's reorganization into Global Retail and Wholesale Banks during 1997, BAC determined that $27 million of the restructuring reserve primarily related to severance costs would not be utilized.

The following is a summary of changes in the restructuring charge:

--------------------------------------------------------------------------------
(in millions)                       Severance    Premises    Other/a/   Total
--------------------------------------------------------------------------------
Balance at December 31, 1996             $196         $72      $12       $280
Payments                                 (106)        (30)      (5)      (141)
Unutilized restructuring accrual          (17)         (8)      (2)       (27)
--------------------------------------------------------------------------------
   Balance at December 31, 1997          $ 73         $34      $ 5       $112

--------------------------------------------------------------------------------

/a/ Includes equipment write-offs and other miscellaneous costs.

28       Special Deposit Assessment

On September 30, 1996, Congress passed legislation to recapitalize the Savings Association Insurance Fund (SAIF) to 1.25 percent of insured deposits as prescribed by the Federal Deposit Insurance Corporation Improvement Act. This legislation imposed a one-time assessment on SAIF deposits held on March 31, 1995, lowered the rates on assessments paid to the SAIF, and widened the spread of the rates between institutions. BAC recognized a charge of $82 million for the year ended December 31, 1996 as a result of this assessment.

In addition, beginning January 1, 1997, Bank Insurance Fund (BIF) member institutions began sharing in the cost of funding Financing Corporation (FICO) interest payments. The cost of funding these interest payments will be in the form of an assessment on both BIF and SAIF insured deposits. The assessment rate will be lower for BIF deposits than for SAIF deposits. Actual rates will fluctuate over time depending on the amount of deposits insured by the BIF and SAIF at the time the assessment is made.


29     Legal Contingencies

Due to the nature of its business, BAC is subject to various threatened or filed legal actions. Although the amount of the ultimate exposure, if any, cannot be determined at this time, BAC, based upon the advice of counsel, does not expect the final outcome of threatened or filed suits to have a material adverse effect on its financial position.

30     BankAmerica Corporation (Parent Company Only)

The amount of funds available to the parent from its subsidiaries is limited by restrictions placed on them by law and various debt covenants.

Under the U.S. National Bank Act and other federal laws, the parent's national banking subsidiaries are subject to prohibitions on the payment of dividends in certain circumstances and to restrictions on the amount that each can pay without the prior approval of the Office of the Comptroller of the Currency. Without the Comptroller's approval, dividends for a given year cannot exceed each bank's retained net income (as defined by national banking laws) for that year and retained net income from the preceding two years. In addition, dividends may not be paid in excess of each bank's undivided profits, subject to other applicable provisions of law. Based upon these laws, the bank could have declared dividends for 1997 of $3,249 million and the parent's other national banking

                                      BankAmerica Corporation 1997 Annual Report

                       CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                             STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
BankAmerica Corporation
(Parent Company Only)                                 Year Ended December 31
(in millions)                                       1997       1996      1995
--------------------------------------------------------------------------------
Dividends from subsidiaries:
 Banking                                          $2,398     $1,964    $2,110
 Nonbanking                                          694        460       153
Interest on subordinated notes
 purchased from banking subsidiaries                 335        310       316
Interest on advances to
 nonbanking subsidiaries                             210        239       239
Interest on deposits in banking
 subsidiaries                                        238        192       231
Interest on available-for-sale securities             53         73        80
Net gain on available-for-sale securities              7         33        10
Other income                                          24         54        36
--------------------------------------------------------------------------------
Total income                                       3,959      3,325     3,175

Interest on other short-term borrowings               75         89        76
Interest on long-term debt                           916        966     1,007
Interest on subordinated capital notes                28         33        46
Interest on junior subordinated
 deferrable interest debentures
 issued to grantor trusts                            147          7        --
Amortization of goodwill                              30         31        30
Other expense                                        119         75        95
--------------------------------------------------------------------------------
 Total expense                                     1,315      1,201     1,254
 Income before income taxes
  and equity in undistributed
  income of subsidiaries                           2,644      2,124     1,921
Benefit from income taxes                            141        105       158
Equity in undistributed income
 of subsidiaries                                     425        644       585
--------------------------------------------------------------------------------
 Net Income                                       $3,210     $2,873    $2,664

--------------------------------------------------------------------------------

See notes following the Statement of Cash Flows on page 90.

subsidiaries could have declared dividends of $450 million. At December 31, 1997, the unutilized dividends allowed under these laws for the bank and other national banking subsidiaries were $899 million, and $450 million, respectively.

In addition, state-chartered nonmember banking subsidiaries are subject to dividend limitations imposed by applicable federal or state law. State-chartered nonmember banking subsidiaries could have declared dividends without state approval of $8 million for 1997. At December 31, 1997, the unutilized dividends allowed under these laws for the state-chartered nonmember banking subsidiaries were $8 million.

The parent's subsidiary, Bank of America, FSB, is subject to regulatory restrictions by the Office of Thrift Supervision on its payment of dividends. Under these restrictions, Bank of America, FSB could have declared dividends without regulatory approval of $267 million for 1997. At December 31, 1997, the unutilized dividends allowed under these laws were $267 million.

The depository subsidiaries are also subject to certain restrictions of the Federal Reserve Act on loans each subsidiary may extend to their parent companies. Among other things, the aggregate of such loans may not exceed 10 percent of the sum of such subsidiary's capital stock and surplus. Such loans must be secured by collateral with a value between 100 percent and 130 percent of the loan, depending on the type of collateral. Under these restrictions, and assuming the parent provided the collateral required, the bank, Bank of America National Association, and other depository subsidiaries could have loaned to the parent a maximum of $1,845 million, $157 million, and $249 million respectively, at December 31, 1997.

The net assets of depository subsidiaries restricted from flowing to the parent by legal limitations were $17,933 million at December 31, 1997.

--------------------------------------------------------------------------------
                                  Balance Sheet
--------------------------------------------------------------------------------

BankAmerica Corporation
(Parent Company Only)                                         December 31
(in millions)                                             1997           1996
--------------------------------------------------------------------------------
ASSETS
Cash and short-term investments                        $ 2,510        $ 4,961
Available-for-sale securities                              636            982
Investments in subsidiaries:
 Banking                                                21,909         21,674
 Nonbanking                                              1,812          1,563
Subordinated notes purchased from
 banking subsidiaries                                    5,315          4,715
Advances to nonbanking subsidiaries                      2,764          4,110
Accrued interest receivable                                 42             64
Goodwill                                                   575            605
Other assets                                               731            720
--------------------------------------------------------------------------------
    Total Assets                                       $36,294        $39,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Borrowings from subsidiaries                           $   121        $   130
Other short-term borrowings                                694          1,552
Accrued interest payable                                   201            206
Other liabilities                                          565            665
Long-term debt                                          12,564         14,227
Subordinated capital notes                                 353            355
Junior subordinated deferrable interest
 debentures issued to grantor trusts                     1,959          1,546
--------------------------------------------------------------------------------
    Total liabilities                                   16,457         18,681
Stockholders' equity                                    19,837         20,713
--------------------------------------------------------------------------------
    Total Liabilities and Stockholders' Equity         $36,294        $39,394

--------------------------------------------------------------------------------

See notes following the Statement of Cash Flows on page 90.

BankAmerica Corporation 1997 Annual Report

                       CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                            Statement of Cash Flows
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
BankAmerica Corporation (Parent Company Only)                                                          Year Ended December 31
(in millions)                                                                                      1997         1996         1995
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                                       $3,210       $2,873       $2,664
Adjustments to net income to arrive at net cash provided by operating activities:
     Benefit from deferred income taxes                                                             (47)         (41)         (43)
     Equity in undistributed income of subsidiaries                                                (458)        (697)        (613)
     Amortization of goodwill                                                                        30           31           30
     (Increase) decrease in accrued interest receivable                                              22           35          (36)
     Increase (decrease) in accrued interest payable                                                 (5)          14           (1)
     Increase (decrease) in current income taxes payable                                            265          (79)          53
     Other, net                                                                                     (22)        (198)         378
------------------------------------------------------------------------------------------------------------------------------------
     Net cash provided by operating activities                                                    2,995        1,938        2,432

CASH FLOWS FROM INVESTING ACTIVITIES
Capital contributions to subsidiaries                                                            (1,027)        (347)        (182)
Capital returns from subsidiaries                                                                 1,354          673          108
Purchase of subordinated notes from banking subsidiaries                                           (600)        (135)        (500)
Redemption of subordinated capital notes from banking subsidiaries                                   --            7          400
Activity in available-for-sale securities:
     Sales proceeds                                                                                   8           40          513
     Purchases                                                                                       --           --          (54)
     Maturities, prepayments, and calls                                                             351           60           59
Maturities and prepayments of held-to-maturity securities                                            --           --          125
Cash used for acquisitions                                                                         (255)          --           --
Collections from subsidiaries                                                                     6,047        5,412        6,807
Advances to subsidiaries                                                                         (4,701)      (5,937)      (6,597)
Other, net                                                                                          (13)          32          (55)
------------------------------------------------------------------------------------------------------------------------------------
     Net cash provided (used) by investing activities                                             1,164         (195)         624

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings from subsidiaries                                                          605          329          428
Payments on borrowings from subsidiaries                                                           (614)        (341)        (360)
Increase (decrease) in other short-term borrowings                                                 (925)         766         (267)
Proceeds from issuance of long-term debt                                                          1,395        2,994        2,265
Principal payments and retirements of long-term debt and subordinated capital notes              (3,060)      (2,714)      (2,591)
Net proceeds from issuance of junior subordinated
     deferrable interest debentures issued to grantor trusts                                        396        1,477           --
Proceeds from issuance of common stock                                                               --           83          151
Proceeds from issuance of treasury stock                                                            223           99           --
Preferred stock repurchased                                                                      (1,628)        (391)        (206)
Treasury stock purchased                                                                         (2,039)      (1,333)        (926)
Common stock dividends                                                                             (853)        (780)        (684)
Preferred stock dividends                                                                          (100)        (185)        (227)
Other, net                                                                                          (10)           3            1
------------------------------------------------------------------------------------------------------------------------------------
     Net cash provided (used) by financing activities                                            (6,610)           7       (2,416)
     Net increase (decrease) in cash and short-term investments                                  (2,451)       1,750          640
Cash and short-term investments at beginning of year                                              4,961        3,211        2,571
------------------------------------------------------------------------------------------------------------------------------------

      Cash and Short-Term Investments at End of Year                                             $2,510       $4,961       $3,211

------------------------------------------------------------------------------------------------------------------------------------


General: For income and asset classification purposes, banking amounts include the amounts for all of the parent's bank, bank holding company, and savings bank subsidiaries. Certain amounts in prior periods have been reclassified to conform to the presentation in the current year.

Balance Sheet: At December 31, 1997 and 1996, cash and short-term investments included $2,487 million and $4,938 million, respectively, of interest-bearing deposits with the bank.

Statement of Cash Flows: The statement of cash flows illustrates the change in cash and short-term investments as disclosed in the Parent Company Only balance sheet. Short-term investments have original maturities of three months or less and are considered to be cash equivalents, respectively. During 1997 and 1995, the parent received net income tax payments representing reimbursements from subsidiaries of $359 million and $168 million, respectively. During 1996, the parent made net income tax payments of $15 million. The parent made interest payments on interest-bearing liabilities of $1,186 million, $1,109 million, and $1,155 million in 1997, 1996, and 1995, respectively.

                                      BankAmerica Corporation 1997 Annual Report

                             CORPORATE INFORMATION


31     Performance by Geographic Area

---------------------------------------------------------------------------------------------------------------------------------
                                                                            Year Ended December 31/a/
                                              -----------------------------------------------------------------------------------
                                                  Total Assets at                  Net Interest and  Income Before
(in millions)                                 Year    December 31  Gross Income  Noninterest Income   Income Taxes    Net Income
---------------------------------------------------------------------------------------------------------------------------------
Domestic                                      1997       $208,227       $19,160             $12,964         $5,123        $3,070
                                              1996       $203,123       $17,721             $12,104         $4,039        $2,394
                                              1995       $190,549       $16,719             $11,575         $4,058        $2,349
---------------------------------------------------------------------------------------------------------------------------------
Asia                                          1997         24,084         1,866                 825           (312)         (218)
                                              1996         21,654         1,786                 930            359           224
                                              1995         17,738         1,452                 615            142            82

Europe, Middle East, and Africa               1997         20,741         1,653                 564            192           143
                                              1996         21,574         1,810                 566            143           107
                                              1995         20,762         1,616                 507            170           109

Latin America and the Caribbean               1997          4,644           771                 392            292           194
                                              1996          2,878           617                 335            190           121
                                              1995          2,337           512                 282            173           108

Canada                                        1997          2,463           135                  52             31            21
                                              1996          1,524           137                  64             42            27
                                              1995          1,060            87                  29             24            16
---------------------------------------------------------------------------------------------------------------------------------
   Total Foreign                              1997         51,932         4,425               1,833            203           140
                                              1996         47,630         4,350               1,895            734           479
                                              1995         41,897         3,667               1,433            509           315
---------------------------------------------------------------------------------------------------------------------------------
   BankAmerica Corporation                    1997       $260,159       $23,585             $14,797         $5,326        $3,210
                                              1996       $250,753       $22,071             $13,999         $4,773        $2,873
                                              1995       $232,446       $20,386             $13,008         $4,567        $2,664

---------------------------------------------------------------------------------------------------------------------------------

/a/ For comparability purposes, 1996 and 1995 amounts reflect BAC's allocation methodologies at December 31, 1997.

    Since BAC's operations are highly integrated, certain asset, liability, income, and expense amounts must be allocated to arrive at total assets, gross income, net interest and noninterest income, income before income taxes, and net income. The underlying assumptions and principle allocations used in the presentation above are as follows:

    BAC identifies its geographic performance based upon the business unit in which the assets are recorded and where the income is earned and the expenses are incurred. In certain circumstances, units may transact business with customers who are out of their immediate geographic area. For example, a U.S. domiciled unit may have made a loan to a borrower who resides in Latin America. In this instance, the loan and related income would be included in domestic activities.

    BAC's funds transfer pricing system allocates domestic sources of funds at U.S. market rates based on the maturities of the funds. To the extent that overseas units interact with U.S. operations, they are also included in the funds transfer pricing system.

    The allowance for credit losses is established by credit officers for each portfolio segment. After the allowance has been established for portfolio segments, credit management establishes an unallocated portion of the allowance for credit losses, which is attributable to factors that cannot be associated with a particular portfolio segment and is therefore proportionally allocated to all portfolio segments. While management allocates reserves to various portfolio segments, the allowance is general in nature and is available for the entire portfolio.

    Equity is assigned on a risk-adjusted basis taking into account goodwill and tax-effected identifiable intangibles. Overhead is allocated based on each geographic area's proportionally weighted income and expenses.

    Each geographic area includes its respective tax liability. BAC allocates federal and state taxes at its effective tax rates.

    Translation losses, for those units in hyperinflationary economies, net of hedging, totaled $27 million, $23 million, and $14 million in 1997, 1996, and 1995, respectively. These amounts, which are reported in other noninterest income, are included in the table above.

BankAmerica Corporation 1997 Annual Report

                             CORPORATE INFORMATION


32     Quarterly Results (unaudited)



----------------------------------------------------------------------------------------------------------------------------------
                                                     1997 Quarter Ended                          1996 Quarter Ended
(in millions, except per share data)        Dec 31   Sept 30    June 30  Mar 31/a/    Dec 31/a/ Sept 30/a/ June 30/a/ Mar 31/a/
----------------------------------------------------------------------------------------------------------------------------------
RESULTS OF OPERATIONS
Interest income                             $4,407    $4,451     $4,359    $4,240       $4,238    $4,206    $4,126    $4,089
Interest expense                             2,300     2,257      2,165     2,066        2,108     2,054     1,967     1,943
----------------------------------------------------------------------------------------------------------------------------------
  Net interest income                        2,107     2,194      2,194     2,174        2,130     2,152     2,159     2,146
Provision for credit losses                    220       260        250       220          220       235       250       180
Noninterest income                           1,631     1,670      1,442     1,385        1,499     1,319     1,320     1,274
Noninterest expense                          2,209     2,232      2,047     2,033        2,250     2,081     1,997     2,013
----------------------------------------------------------------------------------------------------------------------------------
  Income before income taxes                 1,309     1,372      1,339     1,306        1,159     1,155     1,232     1,227
Provision for income taxes                     497       553        540       526          412       472       509       507
----------------------------------------------------------------------------------------------------------------------------------
    Net Income                             $   812   $   819    $   799   $   780      $   747   $   683   $   723   $   720
Earnings per common share/b/               $  1.15   $  1.14    $  1.10   $  1.05      $  0.98   $  0.89   $  0.94   $  0.91
Diluted earnings per common share/b/          1.12      1.11       1.07      1.03         0.96      0.87      0.92      0.90

STOCK DATA
Dividends per common share                   0.305     0.305      0.305     0.305         0.27      0.27      0.27      0.27
Common stock price range:/a/
  High                                          81 15/16  77 7/8     69        61 7/8       51 15/16  42 5/8    40 3/16   39 9/16
  Low                                           66 1/4    64 9/16    49 9/16   47 11/16     41 1/16   36        34 7/8    29 3/8
Closing common stock price/c/                   73        73 5/16    64 9/16   50 7/16      49 7/8    41 1/16   37 7/8    38 3/4

----------------------------------------------------------------------------------------------------------------------------------

/a/ Share and per share amounts and stock prices have been restated to reflect a two-for-one stock split effective June 2, 1997.
/b/ Reflects the adoption of SFAS No. 128 including the restatement of prior years.
/c/ The principal market of BAC's common stock is the New York Stock Exchange;
    the stock is also listed on the Chicago, Pacific, and London Stock Exchanges. BAC delisted from the Tokyo Stock Exchange during the first quarter of 1996. Price information represents quotations as reported in the New York Stock Exchange consolidated transaction reporting system.

92